As filed with the Securities and Exchange Commission on March 24, 2023
Registration Statement No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
EAGLE BULK SHIPPING INC.
(Exact name of registrant as specified in its charter)

Republic of the Marshall Islands (State or other jurisdiction of incorporation or organization)	98-0453513 (I.R.S. Employer Identification Number)
300 First Stamford Place, 5th Floor
Stamford, CT 06902
(203) 276-8100
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)
Frank De Costanzo
Chief Financial Officer
Eagle Bulk Shipping Inc.
300 First Stamford Place, 5th Floor
Stamford, CT 06902
(203) 276-8100
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to:
Daniel I. Fisher, Esq.
Alan J. Feld, Esq.
John P. Clayton, Esq.
Akin Gump Strauss Hauer & Feld LLP
One Bryant Park
Bank of America Tower
New York, New York 10036
(212) 872-1200

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.
If the only securities being registered on this Form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐ Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐
The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities and the selling shareholder may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
SUBJECT TO COMPLETION, DATED MARCH 24, 2023
PROSPECTUS
$750,000,000
Common Stock, Preferred Stock, Debt Securities, such applicable Guarantees,
Warrants, Purchase Contracts, Rights and Units
offered by Eagle Bulk Shipping Inc.
and
3,781,561 shares of Common Stock offered by the Selling Shareholder
EAGLE BULK SHIPPING INC.
Through this prospectus, we may periodically offer:
(1) common stock;
(2) preferred stock;
(3) debt securities, which may be guaranteed by one or more of our subsidiaries;
(3) warrants;
(4) purchase contracts;
(5) rights; and
(6) units.
We may offer and sell, from time to time in one or more offerings, the securities issued under this prospectus that have an aggregate offering price up to $750,000,000. The prices and other terms of the securities that we will offer will be determined at the time of their offering and will be described in a supplement to this prospectus.
In addition, this prospectus covers the resale by the selling shareholder identified in this prospectus or in a subsequent prospectus supplement of up to an aggregate of 3,781,561 shares of our common stock. The selling shareholder may, from time to time, sell, transfer or otherwise dispose of any or all of its shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale or at negotiated prices. We will not receive any proceeds from the sale of the common stock by the selling shareholder. See “Plan of Distribution” for additional information.
Our common stock is currently listed on the New York Stock Exchange under the symbol “EGLE.” On March 24, 2023, the closing sales price for our common stock as reported by the New York Stock Exchange was $47.60 per share.
An investment in these securities involves a high degree of risk. See the section entitled “Risk Factors” on page 7 of this prospectus, and other risk factors contained in the applicable prospectus supplement and in the documents incorporated by reference herein and therein.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is March 24, 2023.

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the Commission, using a shelf registration process. Under the shelf registration process, we may sell any combination of the common stock, preferred stock, debt securities, which may be guaranteed by one or more of our subsidiaries, warrants, purchase contracts, rights and units described in this prospectus in one or more offerings up to a total dollar amount of $750,000,000. The prospectus also relates to 3,781,561 shares of our common stock, which the selling shareholder named in this prospectus (or in a prospectus supplement) may sell from time to time. We will not receive any of the proceeds from sales by the selling shareholder. We have agreed to pay the expenses incurred in registering these shares and warrants, including legal and accounting fees.
This prospectus provides you with a general description of the securities we may offer. Each time we offer securities, we will provide you with a prospectus supplement that will describe the specific amounts, prices and terms of the offered securities. The prospectus supplement may also add, update or change the information contained in this prospectus. You should read this prospectus together with the additional information described under the heading “Where You Can Find Additional Information.” You should rely only on the information contained or incorporated by reference in this prospectus and in any prospectus supplement or in any free writing prospectus that we may provide you. We have not, and the selling shareholder has not, authorized anyone to provide you with information different from that contained in this prospectus and neither we nor any selling shareholder take any responsibility for any other information that others may give you. You should not assume that the information contained in this prospectus, any prospectus supplement, any document incorporated by reference or any free writing prospectus is accurate as of any date other than the date mentioned on the cover page of these documents.
This prospectus and any accompanying prospectus supplement or free writing prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and any accompanying prospectus supplement or free writing prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.
Unless otherwise indicated, all dollar references in this prospectus are to U.S. dollars and financial information presented in this prospectus that is derived from financial statements incorporated by reference is prepared in accordance with accounting principles generally accepted in the United States.
In this prospectus, all references to “we,” “our,” “us” and the “Company” shall refer to Eagle Bulk Shipping Inc. and, unless the context requires otherwise, its consolidated subsidiaries.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the “Securities Act,” Section 21E of the Securities Exchange Act of 1934, as amended, or the “Exchange Act,” and the Private Securities Litigation Reform Act of 1995, and are intended to be covered by the safe harbor provided for under these sections. These statements may include words such as “believe,” “estimate,” “project,” “intend,” “expect,” “plan,” “anticipate,” and similar expressions in connection with any discussion of the timing or nature of future operating or financial performance or other events. Forward-looking statements reflect management’s current expectations and observations with respect to future events and financial performance.
Where we express an expectation or belief as to future events or results, such expectation or belief is expressed in good faith and believed to have a reasonable basis. However, our forward-looking statements are subject to risks, uncertainties, and other factors, which could cause actual results to differ materially from future results expressed, projected or implied by those forward-looking statements. The principal factors that affect our financial position, results of operations and cash flows include market freight rates, which fluctuate based on various economic and market conditions, periods of charter hire, vessel operating expenses and voyage costs, which are incurred primarily in U.S. dollars, depreciation expenses, which are a function of the purchase price of our vessels and our vessels’ estimated useful lives and scrap value, general and administrative expenses, and financing costs related to our indebtedness. The accuracy of our assumptions, expectations, beliefs and projections depends on events or conditions that change over time and are thus susceptible to change based on actual experience, new developments and known and unknown risks. We give no assurance that the forward-looking statements will prove to be correct and does not undertake any duty to update them. Our business is subject to a number of risks that could cause actual results to differ materially from those indicated by forward-looking statements made herein and presented elsewhere by management from time to time. These risks are discussed more fully under “Item 1A.  Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2022, incorporated by reference herein and include, but are not limited to the following:
•deterioration of the global economic environment;
•volatility of freight rates driven by changes in demand for seaborne transportation of drybulk commodities and in supply of drybulk shipping capacity;
•the impact of measures implemented by governments in response to the COVID-19 pandemic;
•an increase in trade protectionism;
•changes in the economic and political environment in China;
•seasonal fluctuations of the drybulk shipping market;
•over-supply of drybulk carrier capacity driven by levels of newbuilding orders, scrapping rates or fleet utilization;
•impairment charges as a result of declines in freight rates and vessel values;
•a decrease in the market values of our vessels;
•an increase in fuel costs or bunker prices;
•an increase in operating costs driven by inflation;
•costs of compliance with safety and other vessel requirements imposed by classification societies and laws and regulations;
•costs of compliance with laws and regulations, including environmental laws and regulations, as well as any penalties imposed as a result of non-compliance with such laws and regulations;
•costs of operating in warlike and high-risk geographic areas;

•costs of non-compliance with economic sanctions and trade embargo laws and regulations;
•impact of inspection procedures and tighter import and export controls;
•business interruptions from events or circumstances associated with operating ocean-going vessels, including changes in the conditions of our vessels;
•requisitions of our vessels by governments during a period of war;
•costs and reputational harm due to cyber-attacks or other security breaches;
•changes in the global financial markets and their impact on our ability to obtain additional financing;
•risks of default under our loan agreements;
•losses from the use of derivative instruments;
•the transition from the London Interbank Offered Rate as a benchmark interest rate to the Secured Overnight Financing Rate;
•counterparty credit risk on financial institutions that hold our cash and cash equivalents;
•a decrease in spot freight rates and its impact on our profitability;
•costs associated with the acquisition, takeover and operation of secondhand vessels;
•failure of our charterers or other counterparties to meet their obligations under charter agreements or other contracts;
•failure to employ our vessels profitably in the highly-competitive international drybulk shipping industry;
•the impact of the conflict between Russia and Ukraine on our business;
•failure to attract and retain key management personnel;
•increasing costs due to the aging of our fleet;
•costs of non-compliance with the U.S. Foreign Corrupt Practices Act;
•the impact of technological innovations on our revenues and the value of our vessels;
•any legal proceedings which we may be involved in from time to time; and other factors listed from time to time in our filings with the Commission;
•arrests of our vessels by maritime claimants;
•if we are required to pay tax on U.S. source income or subject to additional taxes as a result of challenges by tax authorities or changes in applicable law;
•if we are treated as a “passive foreign investment company”;
•an inability of our subsidiaries to declare or pay dividends;
•the impact of the corporate laws of the Marshall Islands on our common stock, ability to pay dividends, the responsibilities of our directors and rights of shareholders;
•the fluctuation of the price of our common stock;
•the inactivity of the public market for our common stock;

•certain shareholders owning large portions of our outstanding common stock, which may limit other stockholders’ ability to influence our actions;
•future sales or availability of sale of shares by the Company as well as the effect of the sale of borrowed shares in the open market could cause the market price of our common stock to decline;
•our shareholders are limited in their ability to elect or remove directors and to take action outside of Annual or Special Meetings;
•our shareholders are subject to advance notice requirements for shareholder proposals and director nominations;
•our organizational documents contain super majority provisions; and
•our organizational documents provide that disputes between us and our shareholders shall be subject to the jurisdiction of the U.S. federal courts located in the Southern District of New York.
We have based these statements on assumptions and analyses formed by applying our experience and perception of historical trends, current conditions, expected future developments and other factors we believe are appropriate in the circumstances. Our future results may be impacted by adverse economic conditions, such as inflation, deflation, or lack of liquidity in the capital markets, that may negatively affect it or parties with whom it does business. Should one or more of the foregoing risks or uncertainties materialize in a way that negatively impacts the Company, or should our underlying assumptions prove incorrect, our actual results may vary materially from those anticipated in its forward-looking statements, and its business, financial condition and results of operations could be materially and adversely affected.
Additional factors that you should consider are set forth in detail in the “Risk Factors” section of this prospectus and the reports incorporated herein by reference, as well as filings we will make with the Commission in the future. These factors and the other risk factors described in this prospectus supplement, the accompanying prospectus, and the documents incorporated into each by reference are not necessarily all of the important factors that could cause actual results or developments to differ materially from those expressed in any of our forward-looking statements.
Other unknown or unpredictable factors also could harm our results. We disclaim any intent or obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

ABOUT EAGLE BULK SHIPPING INC.
We are Eagle Bulk Shipping Inc., a Marshall Islands corporation incorporated on March 23, 2005 and headquartered in Stamford, Connecticut. We own and operate one of the largest fleets of Supramax and Ultramax drybulk vessels in the world. As of December 31, 2022, our operating fleet totaled 53 vessels, including 26 Supramax and 27 Ultramax drybulk vessels, with a combined carrying capacity of 3.20 million deadweight ton (“dwt”), and an average age of approximately 9.6 years. Our Supramax and Ultramax drybulk vessels are equipped with cargo-handling cranes and grabs and generally range in size from approximately 52,000 to 65,000 dwt.
We provide transportation solutions to a diverse group of customers, including miners, producers, traders, and end users. Typical cargoes we transport include both major bulk cargoes, such as iron ore, coal and grain, and minor bulk cargoes such as fertilizer, steel products, petcoke, cement and forest products.
We maintain our principal executive offices at 300 First Stamford Place, 5th Floor, Stamford, Connecticut 06902 and we maintain offices in Copenhagen and Singapore. Our telephone number at that address is (203) 276-8100. Our website address is www.eagleships.com. Information contained on our website does not constitute part of this prospectus.

RISK FACTORS
An investment in our securities involves a high degree of risk. Before making an investment in our securities, you should carefully consider the risk factors and all of the other information included in this prospectus, any accompanying prospectus supplement and the documents incorporated into each by reference, including those in “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the Commission on March 10, 2023, as updated by annual, quarterly and other reports and documents we file with the Commission after the date of this prospectus and that are incorporated by reference herein. Please see the section of this prospectus entitled “Where You Can Find Additional Information-Information Incorporated by Reference.” The occurrence of one or more of those risk factors could adversely impact our business, financial condition or results of operations.

USE OF PROCEEDS
Unless we specify otherwise in any prospectus supplement, we intend to use the net proceeds from the sale of securities offered by us pursuant to this prospectus for vessel acquisitions, capital expenditures, repayment of indebtedness, working capital, and general corporate purposes. We will not receive any of the proceeds from the sale or other disposition of the shares of common stock offered by the selling shareholder pursuant to this prospectus.

DESCRIPTION OF CAPITAL STOCK
The following is a summary of the description of our capital stock and the material terms of our Articles of Incorporation, and second amended and restated by-laws, or the By-Laws. Because the following is a summary, it does not contain all of the information that you may find useful. For more complete information, you should read the description of capital stock and the material terms of our Articles of Incorporation and By-Laws contained in our Annual Report on Form 10-K, filed with the Commission on March 10, 2023, as updated by annual and other reports and documents we file with the Commission after the date of this prospectus and that are incorporated by reference herein, together with our Articles of Incorporation and By-Laws, copies of which have been filed as exhibits thereto. Please see the section of this prospectus entitled “Where You Can Find Additional Information.”
Purpose
Our purpose, as stated in our Articles of Incorporation, is to engage in any lawful act or activity for which a corporation may now or hereafter be organized under the Business Corporations Act of the Marshall Islands, or the BCA. Our Articles of Incorporation and By-Laws do not impose any limitations on the ownership rights of our shareholders.
Authorized Capitalization
Under our Articles of Incorporation, our authorized capital stock consists of 700 million shares of common stock, par value $0.01 per share, of which 13,003,702 shares are issued and outstanding as of December 31, 2022, and 25 million shares of preferred stock, par value $0.01 per share, or the preferred stock, of which no shares of preferred stock are issued and outstanding as of December 31, 2022. All of our issued and outstanding shares of common stock are in registered form.
Description of Common Stock
Each outstanding share of common stock entitles the holder to one vote on all matters submitted to a vote of shareholders. Under our Bylaws, those nominees who, in an election of directors, receive a plurality of the votes cast by the shareholders present in person or represented by proxy at the meeting and entitled to vote thereon shall be elected. All matters properly submitted to a vote of the shareholders shall be decided by the vote of the holders of a majority of the voting power of the shares entitled to vote thereon present in person or by proxy at the meeting, unless otherwise provided by law, rule or regulation, including any stock exchange rule or regulation, applicable to the Company. Subject to preferences that may be applicable to any outstanding shares of preferred stock, if any, holders of shares of common stock are entitled to receive ratably all dividends, if any, declared by our board of directors out of assets or funds legally available for dividends. Upon our liquidation, dissolution or winding up, after payment in full of all amounts required to be paid to creditors and to the holders of preferred stock having liquidation preferences, if any, the holders or our common stock will be entitled to receive pro rata our remaining assets and funds available for distribution. Holders of common stock do not have conversion, redemption or preemptive rights to subscribe to any of our securities. The rights, preferences and privileges of holders of common stock are subject to the rights of the holders of any shares of preferred stock, which we may issue in the future.
Description of Preferred Stock
Our Articles of Incorporation authorize our board of directors to establish one or more series of preferred stock and to determine, with respect to any series of preferred stock, the terms and rights of that series, including:
•the designation of the series;
•the number of shares of the series;
•the designation, preferences and relative, participating, optional or other special rights, if any, and any qualifications, limitations or restrictions of such series; provided that the total shares of preferred stock shall in no event have an aggregate liquidation preference of more than $300 million; and
•the voting rights, if any, of the holders of the series.

It is not possible to state the actual effect of the authorization and issuance of one or more series of preferred stock upon the rights of holders of common stock until our board of directors determines the specific terms, rights and preferences of a series of preferred stock.
The material terms of any series of preferred stock that we offer through a prospectus supplement, as well as any material United States federal income tax considerations, will be described in that prospectus supplement.
Authorized but Unissued Capital Stock
The BCA does not require shareholder approval for any issuance of authorized shares. However, the listing requirements of the New York Stock Exchange, which will apply so long as our common stock is listed on the New York Stock Exchange, require shareholder approval of certain issuances equal to or exceeding 20% of the then outstanding voting power or then outstanding number of shares of our common stock.
Convertible Notes
In July 2019, the Company issued $114.12 million in aggregate principal amount of 5.00% Convertible Senior Notes due 2024 (the “Convertible Bond Debt”) in a private placement to qualified institutional buyers pursuant to the Securities Act, and to certain non-U.S. persons in offshore transactions outside of the United States in reliance on Regulation S under the Securities Act, pursuant to an indenture (the “Indenture”), dated as of July 29, 2019, between the Company and Deutsche Bank Trust Company Americas, as trustee (the “Trustee”). Each holder of Convertible Bond Debt has the right to convert any portion of the Convertible Bond Debt, provided such portion is of $1,000 or a multiple thereof, at any time prior to the close of business on the business day immediately preceding the Maturity Date (as defined in the Indenture). The conversion rate is subject to adjustment upon the occurrence of certain specified corporate events, but will not be adjusted for any accrued and unpaid interest. As of March 14, 2023, the conversion rate of the Convertible Bond Debt is 31.0670 shares of our common stock per $1,000 principal amount of Convertible Bond Debt (which is equivalent to a conversion price of approximately $32.19 per share of our common stock).
Upon conversion, the Company will pay or deliver, as the case may be, either cash, shares of common stock or a combination of cash and shares of common stock, at the Company’s election, to the holder. However, without first obtaining shareholder approval in accordance with the listing standards of the New York Stock Exchange, the Company may not issue shares of common stock in excess of 19.9% of common stock outstanding at the time the Convertible Bond Debt was initially issued.
Directors
Our directors are elected by a majority of the votes cast by shareholders entitled to vote. There is no provision for cumulative voting.
Our board of directors is elected annually, and each director elected holds office for a one-year term and until his successor shall have been duly elected and qualified, except in the event of his death, resignation, removal, or the earlier termination of his term of office. Our board of directors has the authority to fix the amounts which shall be payable to the members of the board of directors for attendance at any meeting or for services rendered to us and for the reimbursement of reasonable and documented expenses.
Shareholder Meetings
Under our By-Laws, annual shareholder meetings will be held at a time and place selected by our board of directors. The meetings may be held in or outside of the Marshall Islands. The Articles of Incorporation and By-Laws provide that, except as otherwise required by law, special meetings of shareholders may be called at any time only by (i) the lead director (if any), (ii) the chairman of the board of directors, (iii) the board of directors pursuant to a resolution duly adopted by a majority of the board stating the purpose or purposes thereof, or (iv) any one or more shareholders who beneficially owns, in the aggregate, 15% or more of the aggregate voting power of all then-outstanding shares of common stock and any other class or series of capital stock of the Company entitled to vote generally in the election of directors. The notice of any such special meeting is to include the purpose or purposes thereof, and the business transacted at the special meeting is limited to the purpose or purposes stated in the notice (or any supplement thereto). These provisions may impede the ability of shareholders to bring matters before a special meeting of shareholders. Our board of directors may set a record date between 15 and 60 days before the date of any meeting to determine the shareholders that will be eligible to receive notice and vote at the meeting.
Dissenters’ Rights of Appraisal and Payment
Under the BCA, our shareholders have the right to dissent from various corporate actions, including any merger or consolidation sale of all or substantially all of our assets not made in the usual course of our business, and receive payment of the fair value of their shares. In the event of any further amendment of our Articles of Incorporation, a shareholder also has the right to dissent and receive payment for his or her shares if the amendment alters certain rights in respect of those shares. The dissenting shareholder must follow the procedures set forth in the BCA to receive payment. In the event that we and any dissenting shareholder fail to agree on a price for the shares, the BCA procedures involve, among other things, the institution of proceedings in the high court of the Marshall Islands or in any appropriate court in any jurisdiction in which the Company’s shares are primarily traded on a local or national securities exchange.
Shareholders’ Derivative Actions
Under the BCA, any of our shareholders may bring an action in our name to procure a judgment in our favor, also known as a derivative action, provided that the shareholder bringing the action is a holder of common stock both at the time the derivative action is commenced and at the time of the transaction to which the action relates.
Limitations on Liability and Indemnification of Officers and Directors
The BCA authorizes corporations to limit or eliminate the personal liability of directors and officers to corporations and their shareholders for monetary damages for breaches of directors’ fiduciary duties. Our By-Laws include a provision that eliminates the personal liability of directors for monetary damages for actions taken as a director to the fullest extent permitted by law.
Our By-Laws provide that we must indemnify our directors and officers to the fullest extent authorized by law. We are also expressly authorized to advance certain expenses (including attorneys’ fees) to our directors and offices and carry directors’ and officers’ insurance providing indemnification for our directors, officers and certain employees for some liabilities. We believe that these indemnification provisions and insurance are useful to attract and retain qualified directors and executive offices.
The limitation of liability and indemnification provisions in our Articles of Incorporation and By-Laws may discourage shareholders from bringing a lawsuit against directors for breach of their fiduciary duty. These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our shareholders. In addition, your investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.
There is currently no pending material litigation or proceeding involving any of our directors, officers or employees for which indemnification is sought.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the claim has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Anti-takeover Effect of Certain Provisions of our Articles of Incorporation and By-Laws
Several provisions of our Articles of Incorporation and By-Laws, which are summarized below, may have anti-takeover effects. These provisions are intended to avoid costly takeover battles, lessen our vulnerability to a hostile change of control and enhance the ability of our board of directors to maximize shareholder value in connection with any unsolicited offer to acquire us. However, these anti-takeover provisions could also discourage, delay or prevent (1) the merger or acquisition of our Company by means of a tender offer, a proxy contest, or otherwise, that a shareholder may consider in its best interest and (2) the removal of incumbent officers and directors.
Blank Check Preferred Stock
Under the terms of our Articles of Incorporation, our board of directors has authority, without any further vote or action by our shareholders, to issue shares of blank check preferred stock; provided that the total shares of blank check preferred stock shall in no event have an aggregate liquidation preference of more than $300 million. Our board of directors may issue shares of preferred stock on terms calculated to discourage, delay or prevent a change of control of our Company or the removal of our management.
Election and Removal of Directors
Our Articles of Incorporation prohibit cumulative voting in the election of directors. Our By-Laws require parties other than the board of directors to give advance written notice of nominations for the election of directors. Our Articles of Incorporation also provide that our directors may only be removed for cause upon the affirmative vote of a majority of the outstanding shares of our capital stock entitled to vote for the election of directors. Newly created directorships resulting from an increase in the number of directors and vacancies occurring on our board of directors for any reason may only be filled by a vote of a majority of the directors then in office, even if less than a quorum exists (except that a quorum is required if the vacancy results from an increase in the number of directors).
Advance Notice Requirements for Shareholder Proposals and Director Nominations
Our By-Laws provide that shareholders seeking to nominate candidates for election as directors or to bring business before an annual meeting of shareholders must provide timely notice of their proposal in writing to the corporate secretary. To be timely, a shareholder’s notice will have to be received at our principal executive offices not less than 60 days nor more than 90 days prior to the anniversary date of the immediately preceding annual meeting of shareholders; provided, however, that in the event that the annual meeting is called for a date that is not within 30 days before or after such anniversary date, notice by the shareholder in order to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever occurs first, in order for such notice by a shareholder to be timely. Our By-Laws also specify requirements as to the form and content of a shareholder’s notice. These advance notice requirements, particularly the 60 to 90 day requirement, may impede shareholders’ ability to bring matters before an annual meeting of shareholders or make nominations for directors at an annual meeting of shareholders.
Action by Written Consent
Our By-Laws provide that any action required or permitted to be taken by the shareholders may be effected only at a duly called annual or special meeting of the shareholders. Except as otherwise mandated by law, the ability of shareholders to consent in writing to the taking of any action is specifically denied.
Certain Voting Requirements
Our Articles of Incorporation provide that a two-thirds vote is required to amend or repeal certain provisions of our Articles of Incorporation and By-Laws, including those provisions relating to: the number and election of directors; filling of board vacancies; resignations and removals of directors; director liability and indemnification of directors; the power of shareholders to call special meetings; advance notice of director nominations and shareholder proposals; and amendments to our Articles of Incorporation and By-Laws. These supermajority provisions may discourage, delay or prevent the changes to our Articles of Incorporation or By-Laws.

Registrar and Transfer Agent
The registrar and transfer agent for our shares of common stock is Computershare Trust Company, N.A.
Listing
Our shares of common stock are listed on the New York Stock Exchange under the symbol “EGLE.”

DESCRIPTION OF DEBT SECURITIES
We may issue debt securities from time to time in one or more series, under one or more indentures, each dated as of a date on or prior to the issuance of the debt securities to which it relates. We may issue senior debt securities and subordinated debt securities pursuant to separate indentures, a senior indenture and a subordinated indenture, respectively, in each case between us and the trustee named in the indenture. These indentures will be filed either as exhibits to an amendment to this registration statement, or as an exhibit to an Exchange Act report that will be incorporated by reference to the registration statement or a prospectus supplement. We will refer to any or all of these reports as “subsequent filings.” The senior indenture and the subordinated indenture, as amended or supplemented from time to time, are sometimes referred to individually as an “indenture” and collectively as the “indentures.” Each indenture will be subject to and governed by the Trust Indenture Act of 1939, as amended. The aggregate principal amount of debt securities which may be issued under each indenture will be unlimited and each indenture will contain the specific terms of any series of debt securities or provide that those terms must be set forth in or determined pursuant to, an authorizing resolution, as defined in the applicable prospectus supplement, and/or a supplemental indenture, if any, relating to such series.
Certain of our subsidiaries may guarantee the debt securities we offer. Those guarantees may or may not be secured by liens, mortgages, and security interests in the assets of those subsidiaries. The terms and conditions of any such subsidiary guarantees, and a description of any such liens, mortgages or security interests, will be set forth in the prospectus supplement that will accompany this prospectus.
The following description of the terms of the debt securities sets forth certain general terms and provisions. The statements below are not complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the applicable indenture. The specific terms of any debt securities that we may offer, including any modifications of, or additions to, the general terms described below as well as any applicable material U.S. federal income tax considerations concerning the ownership of such debt securities will be described in the applicable prospectus supplement or supplemental indenture. Accordingly, for a complete description of the terms of a particular issue of debt securities, the general description of the debt securities set forth below should be read in conjunction with the applicable prospectus supplement and indenture, as amended or supplemented from time to time.
General
Neither indenture limits the amount of debt securities which may be issued, and each indenture provides that debt securities may be issued up to the aggregate principal amount from time to time. The debt securities may be issued in one or more series. The senior debt securities will be unsecured and will rank in parity with all of our other unsecured and unsubordinated indebtedness. Each series of subordinated debt securities will be unsecured and subordinated to all present and future senior indebtedness. Any such debt securities will be described in an accompanying prospectus supplement.
You should read the subsequent filings relating to the particular series of debt securities for the following terms of the offered debt securities:
•the designation, aggregate principal amount and authorized denominations;
•the issue price, expressed as a percentage of the aggregate principal amount;
•the maturity date;
•the interest rate per annum, if any;
•if the offered debt securities provide for interest payments, the date from which interest will accrue, the dates on which interest will be payable, the date on which payment of interest will commence and the regular record dates for interest payment dates;
•any optional or mandatory sinking fund provisions or conversion or exchangeability provisions;

•the date, if any, after which and the price or prices at which the offered debt securities may be optionally redeemed or must be mandatorily redeemed and any other terms and provisions of optional or mandatory redemptions;
•if other than denominations of $1,000 and any integral multiple thereof, the denominations in which offered debt securities of the series will be issuable;
•if other than the full principal amount, the portion of the principal amount of offered debt securities of the series which will be payable upon acceleration or provable in bankruptcy;
•any events of default not set forth in this prospectus;
•the currency or currencies, including composite currencies, in which principal, premium and interest will be payable, if other than the currency of the United States of America;
•if principal, premium or interest is payable, at our election or at the election of any holder, in a currency other than that in which the offered debt securities of the series are stated to be payable, the period or periods within which, and the terms and conditions upon which, the election may be made;
•whether interest will be payable in cash or additional securities at our or the holder’s option and the terms and conditions upon which the election may be made;
•if denominated in a currency or currencies other than the currency of the United States of America, the equivalent price in the currency of the United States of America for purposes of determining the voting rights of holders of those debt securities under the applicable indenture;
•if the amount of payments of principal, premium or interest may be determined with reference to an index, formula or other method based on a coin or currency other than that in which the offered debt securities of the series are stated to be payable, the manner in which the amounts will be determined;
•any restrictive covenants or other material terms relating to the offered debt securities, which may not be inconsistent with the applicable indenture;
•whether the offered debt securities will be issued in the form of global securities or certificates in registered form;
•any terms with respect to subordination;
•any listing on any securities exchange or quotation system;
•additional provisions, if any, related to defeasance and discharge of the offered debt securities; and
•the applicability of any guarantees.
Unless otherwise indicated in subsequent filings with the Commission relating to the indenture, principal, premium and interest will be payable and the debt securities will be transferable at the corporate trust office of the applicable trustee. Unless other arrangements are made or set forth in subsequent filings or a supplemental indenture, principal, premium and interest will be paid by checks mailed to the holders at their registered addresses.
Unless otherwise indicated in subsequent filings with the Commission, the debt securities will be issued only in fully registered form without coupons, in denominations of $1,000 or any integral multiple thereof. No service charge will be made for any transfer or exchange of the debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with these debt securities.
Some or all of the debt securities may be issued as discounted debt securities, bearing no interest or interest at a rate which at the time of issuance is below market rates, to be sold at a substantial discount below the stated principal amount. United States federal income consequences and other special considerations applicable to any discounted securities will be described in subsequent filings with the Commission relating to those securities.

We refer you to applicable subsequent filings with respect to any deletions or additions or modifications from the description contained in this prospectus.
Senior Debt
We may issue senior debt securities under a senior debt indenture. These senior debt securities would rank on an equal basis with all our other unsecured debt except subordinated debt.
Subordinated Debt
We may issue subordinated debt securities under a subordinated debt indenture. Subordinated debt would rank subordinate and junior in right of payment, to the extent set forth in the subordinated debt indenture, to all our senior debt (both secured and unsecured).
In general, the holders of all senior debt are first entitled to receive payment of the full amount unpaid on senior debt before the holders of any of the subordinated debt securities are entitled to receive a payment on account of the principal or interest on the indebtedness evidenced by the subordinated debt securities in certain events.
If we default in the payment of any principal of, or premium, if any, or interest on any senior debt when it becomes due and payable after any applicable grace period, then, unless and until the default is cured or waived or ceases to exist, we cannot make a payment on account of or redeem or otherwise acquire the subordinated debt securities.
If there is any insolvency, bankruptcy, liquidation or other similar proceeding relating to us or our property, then all senior debt must be paid in full before any payment may be made to any holders of subordinated debt securities.
Furthermore, if we default in the payment of the principal of and accrued interest on any subordinated debt securities that is declared due and payable upon an event of default under the subordinated debt indenture, holders of all our senior debt will first be entitled to receive payment in full in cash before holders of such subordinated debt can receive any payments.
Senior debt means:
•the principal, premium, if any, interest and any other amounts owing in respect of our indebtedness for money borrowed and indebtedness evidenced by securities, notes, debentures, bonds or other similar instruments issued by us, including the senior debt securities or letters of credit;
•all capitalized lease obligations;
•all hedging obligations;
•all obligations representing the deferred purchase price of property; and
•all deferrals, renewals, extensions and refundings of obligations of the type referred to above;
•but senior debt does not include:
•subordinated debt securities; or
•any indebtedness that by its terms is subordinated to, or ranks on an equal basis with, our subordinated debt securities.

Covenants
Any series of offered debt securities may have covenants in addition to or differing from those included in the applicable indenture which will be described in subsequent filings prepared in connection with the offering of such securities, limiting or restricting, among other things:
•the ability of us or our subsidiaries to incur either secured or unsecured debt, or both;
•the ability to make certain payments, dividends, redemptions or repurchases;
•our ability to create dividend and other payment restrictions affecting our subsidiaries;
•our ability to make investments;
•mergers and consolidations by us or our subsidiaries;
•sales of assets by us;
•our ability to enter into transactions with affiliates;
•our ability to incur liens; and
•sale and leaseback transactions.
Modification of the Indentures
Each indenture and the rights of the respective holders may be modified by us only with the consent of holders of not less than a majority in aggregate principal amount of the outstanding debt securities of all series under the respective indenture affected by the modification, taken together as a class. But no modification that:
(1)changes the amount of securities whose holders must consent to an amendment, supplement or waiver;
(2)reduces the rate of or changes the interest payment time on any security or alters its redemption provisions (other than any alteration to any such section which would not materially adversely affect the legal rights of any holder under the indenture) or the price at which we are required to offer to purchase the securities;
(3)reduces the principal or changes the maturity of any security or reduces the amount of, or postpones the date fixed for, the payment of any sinking fund or analogous obligation;
(4)waives a default or event of default in the payment of the principal of or interest, if any, on any security (except a rescission of acceleration of the securities of any series by the holders of at least a majority in principal amount of the outstanding securities of that series and a waiver of the payment default that resulted from such acceleration);
(5)makes the principal of or interest, if any, on any security payable in any currency other than that stated in the security;
(6)makes any change with respect to holders’ rights to receive principal and interest, the terms pursuant to which defaults can be waived, certain modifications affecting shareholders or certain currency-related issues; or
(7)waives a redemption payment with respect to any security or changes any of the provisions with respect to the redemption of any securities;
will be effective against any holder without his consent. Other terms as specified in subsequent filings may be modified without the consent of the holders.

Events of Default
Each indenture defines an event of default for the debt securities of any series as being any one of the following events:
•default in any payment of interest when due which continues for 30 days;
•default in any payment of principal or premium when due;
•default in the deposit of any sinking fund payment when due;
•default in the performance of any covenant in the debt securities or the applicable indenture which continues for 60 days after we receive notice of the default;
•default under a bond, debenture, note or other evidence of indebtedness for borrowed money by us or our subsidiaries (to the extent we are directly responsible or liable therefor) having a principal amount in excess of a minimum amount set forth in the applicable subsequent filing, whether such indebtedness now exists or is hereafter created, which default shall have resulted in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, without such acceleration having been rescinded or annulled or cured within 30 days after we receive notice of the default; and
•events of bankruptcy, insolvency or reorganization.
An event of default of one series of debt securities does not necessarily constitute an event of default with respect to any other series of debt securities.
There may be such other or different events of default as described in an applicable subsequent filing with respect to any class or series of offered debt securities.
In case an event of default occurs and continues for the debt securities of any series, the applicable trustee or the holders of not less than 25% in aggregate principal amount of the debt securities then outstanding of that series may declare the principal and accrued but unpaid interest of the debt securities of that series to be due and payable. Any event of default for the debt securities of any series which has been cured may be waived by the holders of a majority in aggregate principal amount of the debt securities of that series then outstanding.
Each indenture requires us to file annually after debt securities are issued under that indenture with the applicable trustee a written statement signed by two of our officers as to the absence of material defaults under the terms of that indenture. Each indenture provides that the applicable trustee may withhold notice to the holders of any default if it considers it in the interest of the holders to do so, except notice of a default in payment of principal, premium or interest.
Subject to the duties of the trustee in case an event of default occurs and continues, each indenture provides that the trustee is under no obligation to exercise any of its rights or powers under that indenture at the request, order or direction of holders unless the holders have offered to the trustee reasonable indemnity. Subject to these provisions for indemnification and the rights of the trustee, each indenture provides that the holders of a majority in principal amount of the debt securities of any series then outstanding have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee as long as the exercise of that right does not conflict with any law or the indenture.
Defeasance and Discharge
The terms of each indenture provide us with the option to be discharged from any and all obligations in respect of the debt securities issued thereunder upon the deposit with the trustee, in trust, of money or U.S. government obligations, or both, which through the payment of interest and principal in accordance with their terms will provide money in an amount sufficient to pay any installment of principal, premium and interest on, and any mandatory sinking fund payments in respect of, the debt securities on the stated maturity of the payments in accordance with the terms of the debt securities and the indenture governing the debt securities. This right may only be exercised if, among other things, we have received from, or there has been published by, the United States Internal Revenue Service, or IRS, a ruling to the effect that such a discharge will not be deemed, or result in, a taxable event with respect to holders. This discharge would not apply to our obligations to register the transfer or exchange of debt securities, to replace stolen, lost or mutilated debt securities, to maintain paying agencies and hold moneys for payment in trust.
Defeasance of Certain Covenants
The terms of the debt securities provide us with the right to omit complying with specified covenants and that specified events of default described in a subsequent filing will not apply. In order to exercise this right, we will be required to deposit with the trustee money or U.S. government obligations, or both, which through the payment of interest and principal will provide money in an amount sufficient to pay principal, premium, if any, and interest on, and any mandatory sinking fund payments in respect of, the debt securities on the stated maturity of such payments in accordance with the terms of the debt securities and the indenture governing such debt securities. We will also be required to deliver to the trustee an opinion of counsel to the effect that we have received from, or there has been published by, the IRS a ruling to the effect that the deposit and related covenant defeasance will not cause the holders of such series to recognize income, gain or loss for federal income tax purposes.
A subsequent filing may further describe the provisions, if any, of any particular series of offered debt securities permitting a discharge defeasance.
Subsidiary Guarantees
Each of our current subsidiaries, each a 100 percent directly or indirectly owned subsidiary (the “guarantors”), will issue guarantees of the debt securities, if any of them issue guarantees, and such guarantees will be full and unconditional and will constitute the joint and several obligations of such guarantors.
The terms and conditions of the subsidiary guarantees offered for sale, if any, will be set forth in the applicable prospectus supplement. Unless we indicate differently in the applicable prospectus supplement, if any of our subsidiaries guarantee any of our debt securities that are subordinated to any of our senior indebtedness, then the subsidiary guarantees will be subordinated to the senior indebtedness of such subsidiary to the same extent as our debt securities are subordinated to our senior indebtedness.
Global Securities
The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depository identified in an applicable subsequent filing and registered in the name of the depository or a nominee for the depository. In such a case, one or more global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal amount of outstanding debt securities of the series to be represented by the global security or securities. Unless and until it is exchanged in whole or in part for debt securities in definitive certificated form, a global security may not be transferred except as a whole by the depository for the global security to a nominee of the depository or by a nominee of the depository to the depository or another nominee of the depository or by the depository or any nominee to a successor depository for that series or a nominee of the successor depository and except in the circumstances described in an applicable subsequent filing.
We expect that the following provisions will apply to depository arrangements for any portion of a series of debt securities to be represented by a global security. Any additional or different terms of the depository arrangement will be described in an applicable subsequent filing.
Upon the issuance of any global security, and the deposit of that global security with or on behalf of the depository for the global security, the depository will credit, on its book-entry registration and transfer system, the principal amounts of the debt securities represented by that global security to the accounts of institutions that have accounts with the depository or its nominee. The accounts to be credited will be designated by the underwriters or agents engaging in the distribution of the debt securities or by us, if the debt securities are offered and sold directly by us. Ownership of beneficial interests in a global security will be limited to participating institutions or persons that may hold interest through such participating institutions. Ownership of beneficial interests by participating institutions in the global security will be shown on, and the transfer of the beneficial interests will be effected only through, records maintained by the depository for the global security or by its nominee. Ownership of beneficial interests in the global security by persons that hold through participating institutions will be shown on, and the transfer of the beneficial interests within the participating institutions will be effected only through, records maintained by those participating institutions. The laws of some jurisdictions may require that purchasers of securities take physical delivery of the securities in certificated form. The foregoing limitations and such laws may impair the ability to transfer beneficial interests in the global securities.
So long as the depository for a global security, or its nominee, is the registered owner of that global security, the depository or its nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the global security for all purposes under the applicable indenture. Unless otherwise specified in an applicable subsequent filing and except as specified below, owners of beneficial interests in the global security will not be entitled to have debt securities of the series represented by the global security registered in their names, will not receive or be entitled to receive physical delivery of debt securities of the series in certificated form and will not be considered the holders thereof for any purposes under the indenture. Accordingly, each person owning a beneficial interest in the global security must rely on the procedures of the depository and, if such person is not a participating institution, on the procedures of the participating institution through which the person owns its interest, to exercise any rights of a holder under the indenture.
The depository may grant proxies and otherwise authorize participating institutions to give or take any request, demand, authorization, direction, notice, consent, waiver or other action which a holder is entitled to give or take under the applicable indenture. We understand that, under existing industry practices, if we request any action of holders or any owner of a beneficial interest in the global security desires to give any notice or take any action a holder is entitled to give or take under the applicable indenture, the depository would authorize the participating institutions to give the notice or take the action, and participating institutions would authorize beneficial owners owning through such participating institutions to give the notice or take the action or would otherwise act upon the instructions of beneficial owners owning through them.
Unless otherwise specified in applicable subsequent filings, payments of principal, premium and interest on debt securities represented by a global security registered in the name of a depository or its nominee will be made by us to the depository or its nominee, as the case may be, as the registered owner of the global security.
We expect that the depository for any debt securities represented by a global security, upon receipt of any payment of principal, premium or interest, will credit participating institutions’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global security as shown on the records of the depository. We also expect that payments by participating institutions to owners of beneficial interests in the global security held through those participating institutions will be governed by standing instructions and customary practices, as is now the case with the securities held for the accounts of customers registered in street names, and will be the responsibility of those participating institutions. None of us, the trustees or any agent of ours or the trustees will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in a global security, or for maintaining, supervising or reviewing any records relating to those beneficial interests.
Unless otherwise specified in the applicable subsequent filings, a global security of any series will be exchangeable for certificated debt securities of the same series only if:
•the depository for such global securities notifies us that it is unwilling or unable to continue as depository or such depository ceases to be a clearing agency registered under the Exchange Act and, in either case, a successor depository is not appointed by us within 90 days after we receive the notice or become aware of the ineligibility;
•we in our sole discretion determine that the global securities shall be exchangeable for certificated debt securities; or

•there shall have occurred and be continuing an event of default under the applicable indenture with respect to the debt securities of that series.
Upon any exchange, owners of beneficial interests in the global security or securities will be entitled to physical delivery of individual debt securities in certificated form of like tenor and terms equal in principal amount to their beneficial interests, and to have the debt securities in certificated form registered in the names of the beneficial owners, which names are expected to be provided by the depository’s relevant participating institutions to the applicable trustee.
In the event that the Depository Trust Company, or DTC, acts as depository for the global securities of any series, the global securities will be issued as fully registered securities registered in the name of Cede & Co., DTC’s partnership nominee.
DTC is a member of the U.S. Federal Reserve System, a limited-purpose trust company under New York State banking law and a registered clearing agency with the Commission. Established in 1973, DTC was created to reduce costs and provide clearing and settlement efficiencies by immobilizing securities and making “book-entry” changes to ownership of the securities. DTC provides securities movements for the net settlements of the National Securities Clearing Corporation, or NSCC, and settlement for institutional trades (which typically involve money and securities transfers between custodian banks and broker/dealers), as well as money market instruments.
DTC is a subsidiary of The Depository Trust & Clearing Company, or DTCC. DTCC is a holding company established in 1999 to combine DTC and NSCC. DTCC, through its subsidiaries, provides clearing, settlement and information services for equities, corporate and municipal bonds, government and mortgage backed securities, money market instruments and over the-counter derivatives. In addition, DTCC is a leading processor of mutual funds and insurance transactions, linking funds and carriers with their distribution networks. DTCC’s customer base extends to thousands of companies within the global financial services industry. DTCC serves brokers, dealers, institutional investors, banks, trust companies, mutual fund companies, insurance carriers, hedge funds and other financial intermediaries - either directly or through correspondent relationships.
DTCC is industry-owned by its customers who are members of the financial community, such as banks, broker/dealers, mutual funds and other financial institutions. DTCC operates on an at-cost basis, returning excess revenue from transaction fees to its member firms. All services provided by DTC are regulated by the Commission.
The 2022 DTCC Board of Directors is composed of 22 directors serving one-year terms. Fourteen directors are representatives of clearing agency participants, including broker/dealers, custodian and clearing banks, and investment institutions; two directors are designated by DTCC’s preferred shareholders, which are NYSE Euronext and FINRA; four directors are from non-participants; and the remaining two are the non-executive chairman and the chief executive officer and president of DTCC. All of the Board members except those designated by the preferred shareholders are elected annually.
To facilitate subsequent transfers, the debt securities may be registered in the name of DTC’s nominee, Cede & Co. The deposit of the debt securities with DTC and their registration in the name of Cede & Co. will effect no change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the debt securities. DTC’s records reflect only the identity of the direct participating institutions to whose accounts debt securities are credited, which may or may not be the beneficial owners. The participating institutions remain responsible for keeping account of their holdings on behalf of their customers.
Delivery of notices and other communications by DTC to direct participating institutions, by direct participating institutions to indirect participating institutions, and by direct participating institutions and indirect participating institutions to beneficial owners of debt securities are governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect.
Neither DTC nor Cede & Co. consents or votes with respect to the debt securities. Under its usual procedures, DTC mails a proxy to the issuer as soon as possible after the record date. The proxy assigns Cede & Co.’s consenting or voting rights to those direct participating institution to whose accounts the debt securities are credited on the record date.

If applicable, redemption notices shall be sent to Cede & Co. If less than all of the debt securities of a series represented by global securities are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participating institutions in that issue to be redeemed.
To the extent that any debt securities provide for repayment or repurchase at the option of the holders thereof, a beneficial owner shall give notice of any option to elect to have its interest in the global security repaid by us, through its participating institution, to the applicable trustee, and shall effect delivery of the interest in a global security by causing the direct participating institution to transfer the direct participating institution’s interest in the global security or securities representing the interest, on DTC’s records, to the applicable trustee. The requirement for physical delivery of debt securities in connection with a demand for repayment or repurchase will be deemed satisfied when the ownership rights in the global security or securities representing the debt securities are transferred by direct participating institutions on DTC’s records.
DTC may discontinue providing its services as securities depository for the debt securities at any time. Under such circumstances, in the event that a successor securities depository is not appointed, debt security certificates are required to be printed and delivered as described above.
We may decide to discontinue use of the system of book-entry transfers through the securities depository. In that event, debt security certificates will be printed and delivered as described above.

DESCRIPTION OF WARRANTS
General
We may issue warrants to purchase our equity securities or securities of third parties or certain other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.
The applicable prospectus supplement will describe the following terms of any warrants in respect of which this prospectus is being delivered:
•the title of such warrants;
•the aggregate number of such warrants;
•the price or prices at which such warrants will be issued;
•the currency or currencies, in which the price of such warrants will be payable;
•the securities or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing, purchasable upon exercise of such warrants;
•the price at which and the currency or currencies, in which the securities or other rights purchasable upon exercise of such warrants may be purchased;
•the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;
•if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;
•if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;
•if applicable, the date on and after which such warrants and the related securities will be separately transferable;
•information with respect to book-entry procedures, if any;
•if applicable, a discussion of any material U.S. federal income tax considerations; and
•any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.
No Rights as Shareholders
Holders of warrants, as such, will not be entitled to vote, to consent, to receive dividends or to receive notice as shareholders with respect to any meeting of shareholders, or to exercise any rights whatsoever as our shareholders.

DESCRIPTION OF PURCHASE CONTRACTS
We may issue purchase contracts for the purchase or sale of:
•equity securities issued by us or securities of third parties, a basket of such securities, an index or indices of such securities or any combination of the above as specified in the applicable prospectus supplement; or
•currencies.
If purchase contracts are offered, the prospectus supplement will specify the material terms of the purchase contracts. We may, however, satisfy our obligations, if any, with respect to any purchase contract by delivering the cash value of such purchase contract or the cash value of the property otherwise deliverable or, in the case of purchase contracts on underlying currencies, by delivering the underlying currencies, as set forth in the applicable prospectus supplement. The applicable prospectus supplement will also specify the methods by which the holders may purchase or sell such securities or currencies and any acceleration, cancellation or termination provisions, provisions relating to U.S. federal income tax considerations, if any, or other provisions relating to the settlement of a purchase contract.

DESCRIPTION OF RIGHTS
We may issue rights to purchase our equity securities. These rights may be issued independently or together with any other security offered by this prospectus and may or may not be transferable by the shareholder receiving the rights in the rights offering. In connection with any rights offering, we may enter into a standby underwriting agreement with one or more underwriters pursuant to which the underwriter will purchase any securities that remain unsubscribed for upon completion of the rights offering.
The applicable prospectus supplement relating to any rights will describe the terms of the offered rights, including, where applicable, the following:
•the exercise price for the rights;
•the number of rights issued to each shareholder;
•the extent to which the rights are transferable;
•any other terms of the rights, including terms, procedures and limitations relating to the exchange and exercise of the rights;
•the date on which the right to exercise the rights will commence and the date on which the right will expire;
•the amount of rights outstanding;
•the extent to which the rights include an over-subscription privilege with respect to unsubscribed securities; and
•the material terms of any standby underwriting arrangement entered into by us in connection with the rights offering.
The description in the applicable prospectus supplement of any rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable rights certificate or rights agreement, which will be filed with the Commission if we offer rights. For more information on how you can obtain copies of any rights certificate or rights agreement if we offer rights, see “Where You Can Find Additional Information” of this prospectus. We urge you to read the applicable rights certificate, the applicable rights agreement and any applicable prospectus supplement in their entirety.

DESCRIPTION OF UNITS
As specified in the applicable prospectus supplement, we may issue units consisting of one or more rights, purchase contracts, warrants, preferred stock, common stock or any combination of such securities. The applicable prospectus supplement will describe:
•the terms of the units and of the rights, purchase contracts, warrants, preferred stock and common stock comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;
•a description of the terms of any unit agreement governing the units;
•if applicable, a discussion of any material U.S. federal income tax considerations; and
•a description of the provisions for the payment, settlement, transfer or exchange of the units.

SELLING SHAREHOLDER
The table below lists the selling shareholder and other information regarding the beneficial ownership of our common stock by the selling shareholder, based on 13,708,561 shares of common stock outstanding as of March 24, 2023. We have prepared the table and the related notes based on information supplied to us by the selling shareholder. We have not sought to verify such information. The table assumes the sale of all of the shares of our common stock offered by the selling shareholder in this offering. Other information about the selling shareholder may change over time, as it is possible that the selling shareholder may acquire or dispose of shares of our common stock from time to time after the date of this prospectus. Changes in such information will be set forth in prospectus supplements to the extent required. On May 13, 2016, we entered into the A&R Registration Rights Agreement and certain related agreements with Oaktree Capital Management, L.P. and its affiliates.
The term “selling shareholder” includes the shareholders listed below and their respective transferees, assignees, pledgees, donees and other successors.
Selling shareholders not included in the table below may not sell any shares of our common stock pursuant to this prospectus until we have identified the selling shareholder and the shares being offered for resale by the selling shareholder herein (including in any amendment hereto) or in a subsequent prospectus supplement. The selling shareholder may also sell or transfer all or a portion of its shares of our common stock pursuant to any available exemption from the registration requirements of the Securities Act.
Any prospectus supplement may add, substitute or change information contained in this prospectus, including the identity of any selling shareholder. See “Use of Proceeds” and “Plan of Distribution.”
We will bear all costs, expenses and fees in connection with the registration of shares of our common stock to be sold by the selling shareholder. The selling shareholder will bear all commissions and discounts, if any, attributable to their respective sales of shares.

Selling Shareholder (1)	Number of shares beneficially owned prior to this offering		Number of shares offered	Shares beneficially owned after giving effect to this offering
	Number	Percentage		Number	Percentage
Oaktree Capital Management, L.P. (2)	3,781,561	27.6%	3,781,561	0	0%
__________________
(1)Also includes any sale of common stock by pledgees, donees, transferees or other successors in interest that receive such securities by pledge, gift, distribution or other non-sale related transfer from the named selling shareholder after the effective date of the registration statement of which this prospectus forms a part. The information concerning the selling shareholder may change from time to time, and any changes and the names of any transferees, pledgees, donees, and other successors in interest will be set forth in supplements to this prospectus to the extent required.
(2)Based on information provided to us, OCM Opps EB Holdings, Ltd. is the record holder of 3,781,561 shares of the Issuer’s common stock, par value $0.01 per share (the “Shares”). The general partner of OCM Opps EB Holdings, Ltd. is Oaktree Fund GP, LLC. The managing member of Oaktree Fund GP, LLC is Oaktree Fund GP I, L.P. The general partner of Oaktree Fund GP I, L.P. is Oaktree Capital I, L.P. The general partner of Oaktree Capital I, L.P. is OCM Holdings I, LLC. The general partner of OCM Holdings I, LLC is Oaktree Holdings, LLC. The managing member of Oaktree Holdings, LLC is Oaktree Capital Group, LLC. Oaktree Capital Group Holdings GP, LLC is the owner of the indirect owner of the Class B units of Oaktree Capital Group, LLC. Brookfield Corporation is the indirect owner of the Class A units of Oaktree Capital Group, LLC, BAM Partners Trust is the sole owner of Class B Limited Voting Shares of Brookfield Corporation (f/k/a Brookfield Asset Management Inc.). Each of the general partners, managing members, and equity owners listed above expressly disclaims beneficial ownership of the Shares except to the extent of their respective pecuniary interest therein, if any. The address of OCM Opps EB Holdings, Ltd. is c/o Oaktree Capital Management, L.P. 333 South Grand Avenue, 28th Floor, Los Angeles, California 90071.

PLAN OF DISTRIBUTION
The securities covered by this prospectus may be offered and sold by us and the selling shareholder, or by transferees, assignees, donees, pledgees or other successors-in-interest of such securities received from the selling shareholder, directly or indirectly through brokers-dealers, agents or underwriters on the New York Stock Exchange or any other stock exchange, market or trading facility on which such securities are traded, or through private transactions. Our securities covered by this prospectus may be transferred, sold or otherwise disposed of by any method permitted by law, including, without limitation, one or more of following transactions:
•ordinary brokerage transactions or transactions in which the broker solicits purchasers;
•purchases by a broker or dealer as principal and the subsequent resale by such broker or dealer for its account;
•block trades, in which a broker or dealer attempts to sell the securities as agent but may position and resell a portion of the securities as principal to facilitate the transaction;
•through the writing of options on the securities, whether such options are listed on an options exchange or otherwise;
•an exchange distribution in accordance with the rules of the applicable stock exchange;
•through privately negotiated transactions;
•through the settlement of short sales entered into after the date of this prospectus;
•by agreement with a broker-dealers to sell a specified number of securities at a stipulated price per share;
•a combination of any such methods of sale;
•through at-the-market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act; and
•any other method permitted pursuant to applicable law.
We may offer our equity securities described in this prospectus into an existing trading market on the terms described in the prospectus supplement thereto. Underwriters and dealers who may participate in any at-the-market offerings will be described in the prospectus supplement relating thereto.
The selling shareholder may also sell securities under Section 4(a)(1) of the Securities Act, including transactions in accordance with Rule 144 promulgated thereunder, if available, rather than under this prospectus.
The selling shareholder may also transfer their shares including by means of gifts, donations and contributions. Subject to certain limitations under rules promulgated under the Securities Act, this prospectus may be used by the recipients of such gifts, donations and contributions to offer and sell the shares received by them, directly or through brokers-dealers or agents and in private or public transactions.
Broker-dealers engaged by us or the selling shareholder may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from us or the selling shareholder (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser), as the case may be, in amounts to be negotiated.
The selling shareholder may, from time to time, pledge or grant a security interest in some or all of the securities owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the securities, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the selling shareholder table to include any pledgee, transferee or other successors in interest as a selling shareholder under this prospectus. The selling shareholder also may transfer the securities in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.
In connection with the sale of our securities or interests therein, the selling shareholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The selling shareholder may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The selling shareholder may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).
We and the selling shareholder may sell the securities at market prices prevailing at the time of sale, at negotiated prices, at fixed prices or without consideration by any legally available means. The aggregate net proceeds from the sale of the securities will be the purchase price of such securities less any discounts, concessions or commissions received by broker-dealers or agents. We will not receive any proceeds from the sale of any securities by the selling shareholder.
The selling shareholder and any broker-dealers or agents who participate in the distribution of our securities may be deemed to be “underwriters” within the meaning of the Securities Act. Any commission received by such broker-dealers or agent on the sales and any profit on the resale of securities purchased by broker-dealers or agents may be deemed to be underwriting commissions or discounts under the Securities Act. As a result, we have informed the selling shareholder that Regulation M, promulgated under the Exchange Act, may apply to sales by the selling shareholder in the market. The selling shareholder may agree to indemnify any broker, dealer or agent that participates in transactions involving the sale of our securities against certain liabilities, including liabilities arising under the Securities Act.
To the extent required with respect to a particular offer or sale of our securities, we will file a prospectus supplement pursuant to Section 424(b) of the Securities Act, which will accompany this prospectus, to disclose:
•the number and type of securities to be sold;
•the purchase price;
•the name of each selling shareholder, if any, and the name of any broker-dealer or agent effecting the sale or transfer and the amount of any applicable discounts, commissions or similar selling expenses; and
•any other relevant information.
The selling shareholder is acting independently of us in making decisions with respect to the timing, price, manner and size of each sale of securities held by it. We have not engaged any broker-dealer or agent in connection with the sale of securities held by the selling shareholder, and there is no assurance that the selling shareholder will sell any or all of its securities. We have agreed to make available to the selling shareholder copies of this prospectus and any applicable prospectus supplement and have informed the selling shareholder of the need to deliver copies of this prospectus and any applicable prospectus supplement to purchasers prior to any sale to them.
Under the securities laws of some states, the securities may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the securities may not be sold unless such securities have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.
We will pay all expenses of the registration of the securities to be sold by the selling shareholder pursuant to the A&R Registration Rights Agreement, including, without limitation, Commission filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, a selling shareholder will pay all underwriting discounts and selling commissions, if any. We will indemnify the selling shareholder party to the A&R

Registration Rights Agreement against liabilities, including some liabilities under the Securities Act in accordance with the A&R Registration Rights Agreement or such selling shareholder will be entitled to contribution. We may be indemnified by such selling shareholder against civil liabilities, including liabilities under the Securities Act that may arise from any written information furnished to us by such selling shareholder specifically for use in this prospectus, in accordance with the A&R Registration Rights Agreement or we may be entitled to contribution.
Once sold under the registration statement, of which this prospectus forms a part, the securities will be freely tradable in the hands of persons other than our affiliates.
The selling shareholder and any broker-dealers or other persons acting on our behalf or on the behalf of the selling shareholder that participate with the selling shareholder in the distribution of the securities may be deemed to be underwriters, and any commissions received or profit realized by them on the resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. As a result, we have, directly or indirectly, informed the selling shareholder that Regulation M, promulgated under the Exchange Act, may apply to sales by the selling shareholder in the market. The selling shareholder may agree to indemnify any broker, dealer or agent that participates in transactions involving the sale of shares of our common stock against certain liabilities, including liabilities arising under the Securities Act.
We will bear the registration costs relating to the securities offered and sold by the selling shareholder under this registration statement.
EXPERTS
The financial statements of Eagle Bulk Shipping Inc. as of December 31, 2022 and 2021 and for each of the three years in the period ended December 31, 2022 incorporated by reference in this Prospectus and the effectiveness of Eagle Bulk Shipping Inc.’s internal control over financial reporting, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.
LEGAL MATTERS
Certain matters of Marshall Islands law will be passed upon for us by Seward & Kissel LLP, Marshall Islands counsel. Certain matters of United States law will be passed upon for us by Akin Gump Strauss Hauer & Feld LLP, New York, New York. Certain matters of the United States tax law will be passed upon for us by Seward & Kissel LLP, United States tax counsel.
WHERE YOU CAN FIND ADDITIONAL INFORMATION
We file annual, quarterly and current reports with the Commission. The Commission maintains a website (http://www.sec.gov) that contains reports, proxy and other information regarding issuers that file electronically with the Commission. Our filings are also available on our website (http://www.eagleships.com). The information on our website, however, is not, and should not be deemed to be, a part of this prospectus or any applicable prospectus supplement.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The Commission allows us to “incorporate by reference” information that we file with it. This means that we can disclose important information to you by referring you to those filed documents. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the Commission prior to the termination of this offering will also be considered to be part of this prospectus and will automatically update and supersede previously filed information, including information contained in this document.
We hereby incorporate by reference the documents listed below and certain future filings made with the Commission under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act:
•Our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the Commission on March 10, 2023 (including the portions of our proxy statement for our 2023 annual meeting of shareholders incorporated by reference therein, which we will file prior to requesting the acceleration of effectiveness of the registration statement of which this prospectus forms a part if, prior to effectiveness of this registration statement, we do not file an Annual Report on Form 10-K/A that includes Part III information);
•Our Current Report on Form 8-K, filed with the Commission on January 19, 2023;
•The description of our common stock contained in Exhibit 4.3 to our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the Commission on March 10, 2023; and
•All documents we file with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus (if they state that they are incorporated by reference into this prospectus) until we file a post-effective amendment indicating that the offering of the securities made by this prospectus has been terminated.
You should rely only on the information contained or incorporated by reference in this prospectus and any accompanying prospectus supplement. We have not, and any underwriters have not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and any accompanying prospectus supplement as well as the information we previously filed with the Commission and incorporated by reference, is accurate as of the dates on the front cover of those documents only. Our business, financial condition and results of operations and prospects may have changed since those dates.
Notwithstanding the foregoing, no information is incorporated by reference in this prospectus or any prospectus supplement where such information under applicable Forms and regulations of the Commission is not deemed to be “filed” under Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, unless we indicate in the report or filing containing such information that the information is to be considered “filed” under the Exchange Act or is to be incorporated by reference in this prospectus or any prospectus supplement. You may access our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and amendments to those documents filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act with the Commission free of charge at the Commission’s website or our website at www.eagleships.com soon as reasonably practicable after such material is electronically filed with, or furnished to, the Commission. The reference to our website does not constitute incorporation by reference of the information contained in our website. The information contained on, or that can be accessed through, our website is not part of this prospectus or the related registration statement. You may request a free copy of the above mentioned filings or any subsequent filing we incorporated by reference to this prospectus by writing or telephoning us at the following address:
Eagle Bulk Shipping Inc.
300 First Stamford Place, 5th Floor
Stamford, Connecticut 06902
+1 (203) 276-8100

ENFORCEABILITY OF CIVIL LIABILITIES
We are incorporated under the laws of the Republic of the Marshall Islands. Certain of our directors, and officers reside outside the United States. In addition, a substantial portion of our assets and the assets of such directors and officers are located outside the United States. As a result, you may have difficulty serving legal process within the United States upon any of these persons. You may also have difficulty enforcing, both in and outside the United States, judgments you may obtain in United States courts against us or these persons in any action, including actions based upon the civil liability provisions of United States federal or state securities laws. Furthermore, there is substantial doubt that the courts of the Marshall Islands would enter judgments in original actions brought in those courts predicated on United States federal or state securities laws.

Part II
INFORMATION NOT REQUIRED IN THE PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution
The following table sets forth the fees and expenses in connection with the registration and distribution of the securities being registered hereunder, which will be paid by the Company. The selling shareholder will not bear any of the expenses set forth below. Except for the Commission registration fee, all amounts are estimates.

Commission Registration Fee	$101,706.97	(1)
FINRA filing fee	*
Legal fees and expenses	*
Accountants’ fees and expenses	*
Printing expenses	*
Miscellaneous costs	*
Total	$ *
__________________
(1)$98,833.18 was previously paid.
*Estimated fees and expenses are not presently known. The foregoing sets forth the general categories of fees and expenses (other than underwriting discounts and commissions) that we anticipate we will incur in connection with the offering of securities under this registration statement. An estimate of the aggregate fees and expenses in connection with the issuance and distribution of the securities being offered will be included in the applicable prospectus supplement.
Item 15. Indemnification of Directors and Officers.
Section 60 of the BCA provides as follows with respect to the indemnification of directors and officers:
(1)Actions not by or in right of the corporation. A corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of no contest, or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.
(2)Actions by or in right of the corporation. A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the corporation to procure judgment in its favor by reason of the fact that he is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by him or in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

(3)When director or officer successful. To the extent that a director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (1) or (2) of this section, or in the defense of a claim, issue or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith.
(4)Payment of expenses in advance. Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid in advance of the final disposition of such action, suit or proceeding as authorized by the board of directors in the specific case upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this section.
(5)Indemnification pursuant to other rights. The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.
(6)Continuation of Indemnification. The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.
(7)Insurance. A corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director or officer against any liability asserted against him and incurred by him in such capacity whether or not the corporation would have the power to indemnify him against such liability under the provisions of this section.
The Articles of Incorporation and By-Laws provide for indemnification of directors and officers, to the fullest extent permitted by the BCA, against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred by such director or officer in connection with their official capacity as a director or officer or in any other capacity on behalf of the Company while serving as a director or officer. Such right to indemnification shall continue as to a person who has ceased to be a director or officer of the Company and shall inure to the benefit of his or her heirs, executors and personal and legal representatives; provided, however, that, except for proceedings to enforce rights to indemnification, the Company shall not be obligated to indemnify any director or officer (or his or her heirs, executors or personal or legal representatives) in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the board of directors of the Company.
No director shall be personally liable to the Company or any of its shareholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the BCA as the same exists or may hereafter be amended.

Item 16. Exhibits and Financial Statement Schedules.
The following documents are filed as a part of, or incorporated by reference into, this report:

Exhibit No.	Description of Exhibit
1.1*	Form of Underwriting Agreement.

4.1
Second Amended and Restated By-Laws of Eagle Bulk Shipping Inc., dated as of October 15, 2014 (incorporated by reference to Exhibit 3.2 to the Current Report on Form 8-K of Eagle Bulk Shipping Inc., filed with the Commission on October 16, 2014; File No. 001-33831).

4.2
Third Amended and Restated Articles of Incorporation of Eagle Bulk Shipping Inc., dated as of August 4, 2016 (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K of Eagle Bulk Shipping Inc., filed with the Commission on August 4, 2016; File No. 001-33831).

4.3
Articles of Amendment to Third Amended and Restated Articles of Incorporation of Eagle Bulk Shipping Inc. (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K of Eagle Bulk Shipping Inc., filed with the Commission on September 14, 2020; File No. 001-33831).

4.4
Form of Specimen Stock Certificate of Eagle Bulk Shipping Inc. (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K of Eagle Bulk Shipping Inc., filed with the Commission on October 16, 2014; File No. 001-33831).

4.5*	Form of Specimen Preferred Stock Certificate.

4.6*	Form of Warrant Agreement.

4.7*	Form of Purchase Agreement.

4.8*	Form of Purchase Agreement Certificate.

4.9*	Form of Rights Agreement.

4.10*	Form of Unit Agreement.

4.11**	Form of Senior Indenture.

4.12**	Form of Subordinated Indenture

4.13
Amended and Restated Registration Rights Agreement, dated as of May 13, 2016, by and between Eagle Bulk Shipping Inc. and the Holders party thereto (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K of Eagle Bulk Shipping Inc., filed with the Commission on May 14, 2016; File No. 001-33831).

4.14
Indenture, dated as of July 29, 2019, between Eagle Bulk Shipping Inc., and Deutsche Bank Trust Company Americas, relating to 5.00% Convertible Senior Notes due 2024 (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K of Eagle Bulk Shipping Inc. filed with the Commission on August 2, 2019; File No. 001-33831).

4.15
Form of Note representing the Company’s 5.00% Convertible Senior Notes due 2024 (incorporated by reference to Exhibit 4.2 to the Current Report on Form 8-K of Eagle Bulk Shipping Inc., filed with the Commission on August 2, 2019; File No. 001-33831).

5.1**	Opinion of Akin, Gump, Strauss, Hauer & Feld, L.L.P., United States counsel to Eagle Bulk Shipping Inc.

5.2**	Opinion of Seward & Kissel LLP, Marshall Islands counsel to Eagle Bulk Shipping Inc.

8.1**	Opinion of Seward & Kissel LLP, with respect to certain tax matters

23.1**	Consent of Akin, Gump, Strauss, Hauer & Feld, L.L.P. (included in Exhibit 5.1)

23.2**	Consent of Seward & Kissel LLP (included in Exhibit 5.2).

23.3**	Consent of Seward & Kissel LLP (included in Exhibit 8.1).

23.4**	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm.

24**	Powers of Attorney (contained in signature page).

25.1***	Form T-1 Statement of Eligibility of Trustee for the Indenture.

107**	Filing Fee Table
___________________
*To be filed as an amendment or as an exhibit to a report filed pursuant to the Securities Exchange Act of 1934 and incorporated by reference into this registration statement.
**Filed herewith.

***To be filed in accordance with Trust Indenture Act Section 305(b)(2).
Item 17. Undertakings.
The undersigned registrant hereby undertakes:
(a)Under Rule 415 of the Securities Act,
(1)To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;
(ii)To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii)To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (a)(1)(i), (ii) and (iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by such registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)Not applicable
(5)That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(i)Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of this registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(ii)Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or
(6)That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:
The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv)Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(7)that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(b)The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”) in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Trust Indenture Act.
(c)Not applicable.
(d)Not applicable.
(e)Not applicable.
(f)Not applicable.
(g)Not applicable.
(h)Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.
(i)The undersigned registrant hereby undertakes that:
(1)For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.
(2)For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(j)Not applicable.
(k)Not applicable.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut on March 24, 2023.

EAGLE BULK SHIPPING INC.
By:	/s/ Gary Vogel
Name: Gary Vogel
Title: Chief Executive Officer
POWER OF ATTORNEY
KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned hereby constitutes and appoints Gary Vogel and Frank De Costanzo, and each of them, any of whom may act without joinder of the other, as his or her true and lawful attorney-in-fact and agent, with full power of substitution, for him or her and on his or her behalf and in his or her name, place and stead, in any and all capacities, to sign, execute and file this registration statement under the Securities Act of 1933, as amended, and any or all amendments (including, without limitation, post-effective amendments), with all exhibits and any and all documents required to be filed with respect thereto, with the Securities and Exchange Commission or any regulatory authority, granting unto such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same, as fully to all intents and purposes as he himself might or could do, if personally present, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons on March 24, 2023. in the capacities indicated.

Signature	Title

/s/ Gary Vogel	Chief Executive Officer and Director
Gary Vogel	(Principal Executive Officer)

/s/ Justin A. Knowles	Director
Justin A. Knowles

/s/ A. Kate Blankenship	Director
A. Kate Blankenship

/s/ Randee E. Day	Director
Randee E. Day

/s/ Gary Weston	Director
Gary Weston

/s/ Bart Velduizen	Director
Bart Velduizen

/s/ Paul M. Leand Jr.	Chairman of the Board and Director
Paul M. Leand Jr.

/s/ Frank De Costanzo	Chief Financial Officer
Frank De Costanzo	(Principal Financial Officer and Principal Accounting Officer)

AUTHORIZED REPRESENTATIVE IN THE UNITED STATES
Pursuant to the requirements of the Securities Act, the undersigned, the duly undersigned representative in the United States of Eagle Bulk Shipping Inc., has signed this registration statement in the City of Stamford, State of Connecticut, on March 24, 2023.

EAGLE BULK (DELAWARE) LLC By: Eagle Bulk Shipping Inc., its Sole Member
By:	/s/ Frank De Costanzo
Name:	Frank De Costanzo
Title:	Chief Financial Officer

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut, on March 24, 2023.

ANTWERP EAGLE LLC By: Eagle Bulk Holdco LLC, its Sole Member By: Eagle Bulk Shipping Inc., its Sole Member
By:	/s/ Frank De Costanzo
Name:	Frank De Costanzo
Title:	Chief Financial Officer
AUTHORIZED REPRESENTATIVE IN THE UNITED STATES
Pursuant to the requirement of the Securities Act, the undersigned, the duly undersigned representative in the United States of Antwerp Eagle LLC, has signed this registration statement in the City of Stamford, State of Connecticut, on March 24, 2023.

EAGLE BULK (DELAWARE) LLC By: Eagle Bulk Shipping Inc., its Sole Member
By:	/s/ Frank De Costanzo
Name:	Frank De Costanzo
Title:	Chief Financial Officer

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut, on March 24, 2023.

AVOCET SHIPPING LLC By: Eagle Bulk Holdco LLC, its Sole Member By: Eagle Bulk Shipping Inc., its Sole Member
By:	/s/ Frank De Costanzo
Name:	Frank De Costanzo
Title:	Chief Financial Officer
AUTHORIZED REPRESENTATIVE IN THE UNITED STATES
Pursuant to the requirement of the Securities Act, the undersigned, the duly undersigned representative in the United States of Avocet Shipping LLC, has signed this registration statement in the City of Stamford, State of Connecticut, on March 24, 2023.

EAGLE BULK (DELAWARE) LLC By: Eagle Bulk Shipping Inc., its Sole Member
By:	/s/ Frank De Costanzo
Name:	Frank De Costanzo
Title:	Chief Financial Officer

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut, on March 24, 2023.

BITTERN SHIPPING LLC By: Eagle Bulk Ultraco LLC, its Sole Member By: Eagle Bulk Shipping Inc., its Sole Member
By:	/s/ Frank De Costanzo
Name:	Frank De Costanzo
Title:	Chief Financial Officer
AUTHORIZED REPRESENTATIVE IN THE UNITED STATES
Pursuant to the requirement of the Securities Act, the undersigned, the duly undersigned representative in the United States of Bittern Shipping LLC, has signed this registration statement in the City of Stamford, State of Connecticut, on March 24, 2023.

EAGLE BULK (DELAWARE) LLC By: Eagle Bulk Shipping Inc., its Sole Member
By:	/s/ Frank De Costanzo
Name:	Frank De Costanzo
Title:	Chief Financial Officer

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut, on March 24, 2023.

CANARY SHIPPING LLC By: Eagle Bulk Ultraco LLC, its Sole Member By: Eagle Bulk Shipping Inc., its Sole Member
By:	/s/ Frank De Costanzo
Name:	Frank De Costanzo
Title:	Chief Financial Officer
AUTHORIZED REPRESENTATIVE IN THE UNITED STATES
Pursuant to the requirement of the Securities Act, the undersigned, the duly undersigned representative in the United States of Canary Shipping LLC, has signed this registration statement in the City of Stamford, State of Connecticut, on March 24, 2023.

EAGLE BULK (DELAWARE) LLC By: Eagle Bulk Shipping Inc., its Sole Member
By:	/s/ Frank De Costanzo
Name:	Frank De Costanzo
Title:	Chief Financial Officer

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut, on March 24, 2023.

CAPE TOWN EAGLE LLC By: Eagle Bulk Ultraco LLC, its Sole Member By: Eagle Bulk Shipping Inc., its Sole Member
By:	/s/ Frank De Costanzo
Name:	Frank De Costanzo
Title:	Chief Financial Officer
AUTHORIZED REPRESENTATIVE IN THE UNITED STATES
Pursuant to the requirement of the Securities Act, the undersigned, the duly undersigned representative in the United States of Cape Town Eagle LLC, has signed this registration statement in the City of Stamford, State of Connecticut, on March 24, 2023.

EAGLE BULK (DELAWARE) LLC By: Eagle Bulk Shipping Inc., its Sole Member
By:	/s/ Frank De Costanzo
Name:	Frank De Costanzo
Title:	Chief Financial Officer

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut, on March 24, 2023.

CARDINAL SHIPPING LLC By: Eagle Bulk Holdco LLC, its Sole Member By: Eagle Bulk Shipping Inc., its Sole Member
By:	/s/ Frank De Costanzo
Name:	Frank De Costanzo
Title:	Chief Financial Officer
AUTHORIZED REPRESENTATIVE IN THE UNITED STATES
Pursuant to the requirement of the Securities Act, the undersigned, the duly undersigned representative in the United States of Cardinal Shipping LLC, has signed this registration statement in the City of Stamford, State of Connecticut, on March 24, 2023.

EAGLE BULK (DELAWARE) LLC By: Eagle Bulk Shipping Inc., its Sole Member
By:	/s/ Frank De Costanzo
Name:	Frank De Costanzo
Title:	Chief Financial Officer

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut, on March 24, 2023.

COPENHAGEN EAGLE LLC By: Eagle Bulk Ultraco LLC, its Sole Member By: Eagle Bulk Shipping Inc., its Sole Member
By:	/s/ Frank De Costanzo
Name:	Frank De Costanzo
Title:	Chief Financial Officer
AUTHORIZED REPRESENTATIVE IN THE UNITED STATES
Pursuant to the requirement of the Securities Act, the undersigned, the duly undersigned representative in the United States of Copenhagen Eagle LLC, has signed this registration statement in the City of Stamford, State of Connecticut, on March 24, 2023.

EAGLE BULK (DELAWARE) LLC By: Eagle Bulk Shipping Inc., its Sole Member
By:	/s/ Frank De Costanzo
Name:	Frank De Costanzo
Title:	Chief Financial Officer

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut, on March 24, 2023.

CRANE SHIPPING LLC By: Eagle Bulk Ultraco LLC, its Sole Member By: Eagle Bulk Shipping Inc., its Sole Member
By:	/s/ Frank De Costanzo
Name:	Frank De Costanzo
Title:	Chief Financial Officer
AUTHORIZED REPRESENTATIVE IN THE UNITED STATES
Pursuant to the requirement of the Securities Act, the undersigned, the duly undersigned representative in the United States of Crane Shipping LLC, has signed this registration statement in the City of Stamford, State of Connecticut, on March 24, 2023.

EAGLE BULK (DELAWARE) LLC By: Eagle Bulk Shipping Inc., its Sole Member
By:	/s/ Frank De Costanzo
Name:	Frank De Costanzo
Title:	Chief Financial Officer

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut, on March 24, 2023.

CRESTED EAGLE SHIPPING LLC By: Eagle Bulk Ultraco LLC, its Sole Member By: Eagle Bulk Shipping Inc., its Sole Member
By:	/s/ Frank De Costanzo
Name:	Frank De Costanzo
Title:	Chief Financial Officer
AUTHORIZED REPRESENTATIVE IN THE UNITED STATES
Pursuant to the requirement of the Securities Act, the undersigned, the duly undersigned representative in the United States of Crested Eagle Shipping LLC, has signed this registration statement in the City of Stamford, State of Connecticut, on March 24, 2023.

EAGLE BULK (DELAWARE) LLC By: Eagle Bulk Shipping Inc., its Sole Member
By:	/s/ Frank De Costanzo
Name:	Frank De Costanzo
Title:	Chief Financial Officer

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut, on March 24, 2023.

CROWNED EAGLE SHIPPING LLC By; Eagle Bulk Ultraco LLC, its Sole Member By: Eagle Bulk Shipping Inc., its Sole Member
By:	/s/ Frank De Costanzo
Name:	Frank De Costanzo
Title:	Chief Financial Officer
AUTHORIZED REPRESENTATIVE IN THE UNITED STATES
Pursuant to the requirement of the Securities Act, the undersigned, the duly undersigned representative in the United States of Crowned Eagle Shipping LLC, has signed this registration statement in the City of Stamford, State of Connecticut, on March 24, 2023.

EAGLE BULK (DELAWARE) LLC By: Eagle Bulk Shipping Inc., its Sole Member
By:	/s/ Frank De Costanzo
Name:	Frank De Costanzo
Title:	Chief Financial Officer

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut, on March 24, 2023.

DUBLIN EAGLE LLC By: Eagle Bulk Ultraco LLC, its Sole Member By: Eagle Bulk Shipping Inc., its Sole Member
By:	/s/ Frank De Costanzo
Name:	Frank De Costanzo
Title:	Chief Financial Officer
AUTHORIZED REPRESENTATIVE IN THE UNITED STATES
Pursuant to the requirement of the Securities Act, the undersigned, the duly undersigned representative in the United States of Dublin Eagle LLC, has signed this registration statement in the City of Stamford, State of Connecticut, on March 24, 2023.

EAGLE BULK (DELAWARE) LLC By: Eagle Bulk Shipping Inc., its Sole Member
By:	/s/ Frank De Costanzo
Name:	Frank De Costanzo
Title:	Chief Financial Officer

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut, on March 24, 2023.

EAGLE BULK HOLDCO LLC By: Eagle Bulk Shipping Inc., its Sole Member
By:	/s/ Frank De Costanzo
Name:	Frank De Costanzo
Title:	Chief Financial Officer
AUTHORIZED REPRESENTATIVE IN THE UNITED STATES
Pursuant to the requirement of the Securities Act, the undersigned, the duly undersigned representative in the United States of Eagle Bulk Holdco LLC, has signed this registration statement in the City of Stamford, State of Connecticut, on March 24, 2023.

EAGLE BULK (DELAWARE) LLC By: Eagle Bulk Shipping Inc., its Sole Member
By:	/s/ Frank De Costanzo
Name:	Frank De Costanzo
Title:	Chief Financial Officer

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut, on March 24, 2023.

EAGLE BULK SHIPCO LLC By: Eagle Bulk Shipping Inc., its Sole Member
By:	/s/ Frank De Costanzo
Name:	Frank De Costanzo
Title:	Chief Financial Officer
AUTHORIZED REPRESENTATIVE IN THE UNITED STATES
Pursuant to the requirement of the Securities Act, the undersigned, the duly undersigned representative in the United States of Eagle Bulk Shipco LLC, has signed this registration statement in the City of Stamford, State of Connecticut, on March 24, 2023.

EAGLE BULK (DELAWARE) LLC By: Eagle Bulk Shipping Inc., its Sole Member
By:	/s/ Frank De Costanzo
Name:	Frank De Costanzo
Title:	Chief Financial Officer

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut, on March 24, 2023.

EAGLE BULK ULTRACO LLC By: Eagle Bulk Shipping Inc., its Sole Member
By:	/s/ Frank De Costanzo
Name:	Frank De Costanzo
Title:	Chief Financial Officer
AUTHORIZED REPRESENTATIVE IN THE UNITED STATES
Pursuant to the requirement of the Securities Act, the undersigned, the duly undersigned representative in the United States of Eagle Bulk Ultraco LLC, has signed this registration statement in the City of Stamford, State of Connecticut, on March 24, 2023.

EAGLE BULK (DELAWARE) LLC By: Eagle Bulk Shipping Inc., its Sole Member
By:	/s/ Frank De Costanzo
Name:	Frank De Costanzo
Title:	Chief Financial Officer

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut, on March 24, 2023.

EGRET SHIPPING LLC By: Eagle Bulk Ultraco LLC, its Sole Member By: Eagle Bulk Shipping Inc., its Sole Member
By:	/s/ Frank De Costanzo
Name:	Frank De Costanzo
Title:	Chief Financial Officer
AUTHORIZED REPRESENTATIVE IN THE UNITED STATES
Pursuant to the requirement of the Securities Act, the undersigned, the duly undersigned representative in the United States of Egret Shipping LLC, has signed this registration statement in the City of Stamford, State of Connecticut, on March 24, 2023.

EAGLE BULK (DELAWARE) LLC By: Eagle Bulk Shipping Inc., its Sole Member
By:	/s/ Frank De Costanzo
Name:	Frank De Costanzo
Title:	Chief Financial Officer

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut, on March 24, 2023.

FAIRFIELD EAGLE LLC By: Eagle Bulk Ultraco LLC, its Sole Member By: Eagle Bulk Shipping Inc., its Sole Member
By:	/s/ Frank De Costanzo
Name:	Frank De Costanzo
Title:	Chief Financial Officer
AUTHORIZED REPRESENTATIVE IN THE UNITED STATES
Pursuant to the requirement of the Securities Act, the undersigned, the duly undersigned representative in the United States of Fairfield Eagle LLC, has signed this registration statement in the City of Stamford, State of Connecticut, on March 24, 2023.

EAGLE BULK (DELAWARE) LLC By: Eagle Bulk Shipping Inc., its Sole Member
By:	/s/ Frank De Costanzo
Name:	Frank De Costanzo
Title:	Chief Financial Officer

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut, on March 24, 2023.

GANNET SHIPPING LLC By: Eagle Bulk Ultraco LLC, its Sole Member By: Eagle Bulk Shipping Inc., its Sole Member
By:	/s/ Frank De Costanzo
Name:	Frank De Costanzo
Title:	Chief Financial Officer
AUTHORIZED REPRESENTATIVE IN THE UNITED STATES
Pursuant to the requirement of the Securities Act, the undersigned, the duly undersigned representative in the United States of Gannet Shipping LLC, has signed this registration statement in the City of Stamford, State of Connecticut, on March 24, 2023.

EAGLE BULK (DELAWARE) LLC By: Eagle Bulk Shipping Inc., its Sole Member
By:	/s/ Frank De Costanzo
Name:	Frank De Costanzo
Title:	Chief Financial Officer

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut, on March 24, 2023.

GIBRALTAR EAGLE LLC By: Eagle Bulk Holdco LLC, its Sole Member By: Eagle Bulk Shipping Inc., its Sole Member
By:	/s/ Frank De Costanzo
Name:	Frank De Costanzo
Title:	Chief Financial Officer
AUTHORIZED REPRESENTATIVE IN THE UNITED STATES
Pursuant to the requirement of the Securities Act, the undersigned, the duly undersigned representative in the United States of Gibraltar Eagle LLC, has signed this registration statement in the City of Stamford, State of Connecticut, on March 24, 2023.

EAGLE BULK (DELAWARE) LLC By: Eagle Bulk Shipping Inc., its Sole Member
By:	/s/ Frank De Costanzo
Name:	Frank De Costanzo
Title:	Chief Financial Officer

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut, on March 24, 2023.

GOLDEN EAGLE SHIPPING LLC By: Eagle Bulk Ultraco LLC, its Sole Member By: Eagle Bulk Shipping Inc., its Sole Member
By:	/s/ Frank De Costanzo
Name:	Frank De Costanzo
Title:	Chief Financial Officer
AUTHORIZED REPRESENTATIVE IN THE UNITED STATES
Pursuant to the requirement of the Securities Act, the undersigned, the duly undersigned representative in the United States of Golden Eagle Shipping LLC, has signed this registration statement in the City of Stamford, State of Connecticut, on March 24, 2023.

EAGLE BULK (DELAWARE) LLC By: Eagle Bulk Shipping Inc., its Sole Member
By:	/s/ Frank De Costanzo
Name:	Frank De Costanzo
Title:	Chief Financial Officer

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut, on March 24, 2023.

GREBE SHIPPING LLC By: Eagle Bulk Ultraco LLC, its Sole Member By: Eagle Bulk Shipping Inc., its Sole Member
By:	/s/ Frank De Costanzo
Name:	Frank De Costanzo
Title:	Chief Financial Officer
AUTHORIZED REPRESENTATIVE IN THE UNITED STATES
Pursuant to the requirement of the Securities Act, the undersigned, the duly undersigned representative in the United States of Grebe Shipping LLC, has signed this registration statement in the City of Stamford, State of Connecticut, on March 24, 2023.

EAGLE BULK (DELAWARE) LLC By: Eagle Bulk Shipping Inc., its Sole Member
By:	/s/ Frank De Costanzo
Name:	Frank De Costanzo
Title:	Chief Financial Officer

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut, on March 24, 2023.

GREENWICH EAGLE LLC By: Eagle Bulk Ultraco LLC, its Sole Member By: Eagle Bulk Shipping Inc., its Sole Member
By:	/s/ Frank De Costanzo
Name:	Frank De Costanzo
Title:	Chief Financial Officer
AUTHORIZED REPRESENTATIVE IN THE UNITED STATES
Pursuant to the requirement of the Securities Act, the undersigned, the duly undersigned representative in the United States of Greenwich Eagle LLC, has signed this registration statement in the City of Stamford, State of Connecticut, on March 24, 2023.

EAGLE BULK (DELAWARE) LLC By: Eagle Bulk Shipping Inc., its Sole Member
By:	/s/ Frank De Costanzo
Name:	Frank De Costanzo
Title:	Chief Financial Officer

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut, on March 24, 2023.

GROTON EAGLE LLC By: Eagle Bulk Ultraco LLC, its Sole Member By: Eagle Bulk Shipping Inc., its Sole Member
By:	/s/ Frank De Costanzo
Name:	Frank De Costanzo
Title:	Chief Financial Officer
AUTHORIZED REPRESENTATIVE IN THE UNITED STATES
Pursuant to the requirement of the Securities Act, the undersigned, the duly undersigned representative in the United States of Groton Eagle LLC, has signed this registration statement in the City of Stamford, State of Connecticut, on March 24, 2023.

EAGLE BULK (DELAWARE) LLC By: Eagle Bulk Shipping Inc., its Sole Member
By:	/s/ Frank De Costanzo
Name:	Frank De Costanzo
Title:	Chief Financial Officer

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut, on March 24, 2023.

HALIFAX EAGLE LLC By: Eagle Bulk Holdco LLC, its Sole Member By: Eagle Bulk Shipping Inc., its Sole Member
By:	/s/ Frank De Costanzo
Name:	Frank De Costanzo
Title:	Chief Financial Officer
AUTHORIZED REPRESENTATIVE IN THE UNITED STATES
Pursuant to the requirement of the Securities Act, the undersigned, the duly undersigned representative in the United States of Halifax Eagle LLC, has signed this registration statement in the City of Stamford, State of Connecticut, on March 24, 2023.

EAGLE BULK (DELAWARE) LLC By: Eagle Bulk Shipping Inc., its Sole Member
By:	/s/ Frank De Costanzo
Name:	Frank De Costanzo
Title:	Chief Financial Officer

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut, on March 24, 2023.

HAMBURG EAGLE LLC By: Eagle Bulk Ultraco LLC, its Sole Member By: Eagle Bulk Shipping Inc., its Sole Member
By:	/s/ Frank De Costanzo
Name:	Frank De Costanzo
Title:	Chief Financial Officer
AUTHORIZED REPRESENTATIVE IN THE UNITED STATES
Pursuant to the requirement of the Securities Act, the undersigned, the duly undersigned representative in the United States of Hamburg Eagle LLC, has signed this registration statement in the City of Stamford, State of Connecticut, on March 24, 2023.

EAGLE BULK (DELAWARE) LLC By: Eagle Bulk Shipping Inc., its Sole Member
By:	/s/ Frank De Costanzo
Name:	Frank De Costanzo
Title:	Chief Financial Officer

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut, on March 24, 2023.

HELSINKI EAGLE LLC By: Eagle Bulk Ultraco LLC, its Sole Member By: Eagle Bulk Shipping Inc., its Sole Member
By:	/s/ Frank De Costanzo
Name:	Frank De Costanzo
Title:	Chief Financial Officer
AUTHORIZED REPRESENTATIVE IN THE UNITED STATES
Pursuant to the requirement of the Securities Act, the undersigned, the duly undersigned representative in the United States of Helsinki Eagle LLC, has signed this registration statement in the City of Stamford, State of Connecticut, on March 24, 2023.

EAGLE BULK (DELAWARE) LLC By: Eagle Bulk Shipping Inc., its Sole Member
By:	/s/ Frank De Costanzo
Name:	Frank De Costanzo
Title:	Chief Financial Officer

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut, on March 24, 2023.

HONG KONG EAGLE LLC By: Eagle Bulk Ultraco LLC, its Sole Member By: Eagle Bulk Shipping Inc., its Sole Member
By:	/s/ Frank De Costanzo
Name:	Frank De Costanzo
Title:	Chief Financial Officer
AUTHORIZED REPRESENTATIVE IN THE UNITED STATES
Pursuant to the requirement of the Securities Act, the undersigned, the duly undersigned representative in the United States of Hong Kong Eagle LLC, has signed this registration statement in the City of Stamford, State of Connecticut, on March 24, 2023.

EAGLE BULK (DELAWARE) LLC By: Eagle Bulk Shipping Inc., its Sole Member
By:	/s/ Frank De Costanzo
Name:	Frank De Costanzo
Title:	Chief Financial Officer

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut, on March 24, 2023.

IBIS SHIPPING LLC By: Eagle Bulk Ultraco LLC, its Sole Member By: Eagle Bulk Shipping Inc., its Sole Member
By:	/s/ Frank De Costanzo
Name:	Frank De Costanzo
Title:	Chief Financial Officer
AUTHORIZED REPRESENTATIVE IN THE UNITED STATES
Pursuant to the requirement of the Securities Act, the undersigned, the duly undersigned representative in the United States of Ibis Shipping LLC, has signed this registration statement in the City of Stamford, State of Connecticut, on March 24, 2023.

EAGLE BULK (DELAWARE) LLC By: Eagle Bulk Shipping Inc., its Sole Member
By:	/s/ Frank De Costanzo
Name:	Frank De Costanzo
Title:	Chief Financial Officer

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut, on March 24, 2023.

IMPERIAL EAGLE SHIPPING LLC By: Eagle Bulk Ultraco LLC, its Sole Member By: Eagle Bulk Shipping Inc., its Sole Member
By:	/s/ Frank De Costanzo
Name:	Frank De Costanzo
Title:	Chief Financial Officer
AUTHORIZED REPRESENTATIVE IN THE UNITED STATES
Pursuant to the requirement of the Securities Act, the undersigned, the duly undersigned representative in the United States of Imperial Eagle Shipping LLC, has signed this registration statement in the City of Stamford, State of Connecticut, on March 24, 2023.

EAGLE BULK (DELAWARE) LLC By: Eagle Bulk Shipping Inc., its Sole Member
By:	/s/ Frank De Costanzo
Name:	Frank De Costanzo
Title:	Chief Financial Officer

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut, on March 24, 2023.

JAEGER SHIPPING LLC By: Eagle Bulk Holdco LLC, its Sole Member By: Eagle Bulk Shipping Inc., its Sole Member
By:	/s/ Frank De Costanzo
Name:	Frank De Costanzo
Title:	Chief Financial Officer
AUTHORIZED REPRESENTATIVE IN THE UNITED STATES
Pursuant to the requirement of the Securities Act, the undersigned, the duly undersigned representative in the United States of Jaeger Shipping LLC, has signed this registration statement in the City of Stamford, State of Connecticut, on March 24, 2023.

EAGLE BULK (DELAWARE) LLC By: Eagle Bulk Shipping Inc., its Sole Member
By:	/s/ Frank De Costanzo
Name:	Frank De Costanzo
Title:	Chief Financial Officer

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut, on March 24, 2023.

JAY SHIPPING LLC By: Eagle Bulk Ultraco LLC, its Sole Member By: Eagle Bulk Shipping Inc., its Sole Member
By:	/s/ Frank De Costanzo
Name:	Frank De Costanzo
Title:	Chief Financial Officer
AUTHORIZED REPRESENTATIVE IN THE UNITED STATES
Pursuant to the requirement of the Securities Act, the undersigned, the duly undersigned representative in the United States of Jay Shipping LLC, has signed this registration statement in the City of Stamford, State of Connecticut, on March 24, 2023.

EAGLE BULK (DELAWARE) LLC By: Eagle Bulk Shipping Inc., its Sole Member
By:	/s/ Frank De Costanzo
Name:	Frank De Costanzo
Title:	Chief Financial Officer

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut, on March 24, 2023.

KINGFISHER SHIPPING LLC By: Eagle Bulk Ultraco LLC, its Sole Member By: Eagle Bulk Shipping Inc., its Sole Member
By:	/s/ Frank De Costanzo
Name:	Frank De Costanzo
Title:	Chief Financial Officer
AUTHORIZED REPRESENTATIVE IN THE UNITED STATES
Pursuant to the requirement of the Securities Act, the undersigned, the duly undersigned representative in the United States of Kingfisher Shipping LLC, has signed this registration statement in the City of Stamford, State of Connecticut, on March 24, 2023.

EAGLE BULK (DELAWARE) LLC By: Eagle Bulk Shipping Inc., its Sole Member
By:	/s/ Frank De Costanzo
Name:	Frank De Costanzo
Title:	Chief Financial Officer

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut, on March 24, 2023.

MADISON EAGLE LLC By: Eagle Bulk Ultraco LLC, its Sole Member By: Eagle Bulk Shipping Inc., its Sole Member
By:	/s/ Frank De Costanzo
Name:	Frank De Costanzo
Title:	Chief Financial Officer
AUTHORIZED REPRESENTATIVE IN THE UNITED STATES
Pursuant to the requirement of the Securities Act, the undersigned, the duly undersigned representative in the United States of Madison Eagle LLC, has signed this registration statement in the City of Stamford, State of Connecticut, on March 24, 2023.

EAGLE BULK (DELAWARE) LLC By: Eagle Bulk Shipping Inc., its Sole Member
By:	/s/ Frank De Costanzo
Name:	Frank De Costanzo
Title:	Chief Financial Officer

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut, on March 24, 2023.

MARTIN SHIPPING LLC By: Eagle Bulk Ultraco LLC, its Sole Member By: Eagle Bulk Shipping Inc., its Sole Member
By:	/s/ Frank De Costanzo
Name:	Frank De Costanzo
Title:	Chief Financial Officer
AUTHORIZED REPRESENTATIVE IN THE UNITED STATES
Pursuant to the requirement of the Securities Act, the undersigned, the duly undersigned representative in the United States of Martin Shipping LLC, has signed this registration statement in the City of Stamford, State of Connecticut, on March 24, 2023.

EAGLE BULK (DELAWARE) LLC By: Eagle Bulk Shipping Inc., its Sole Member
By:	/s/ Frank De Costanzo
Name:	Frank De Costanzo
Title:	Chief Financial Officer

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut, on March 24, 2023.

MONTAUK EAGLE LLC By: Eagle Bulk Ultraco LLC, its Sole Member By: Eagle Bulk Shipping Inc., its Sole Member
By:	/s/ Frank De Costanzo
Name:	Frank De Costanzo
Title:	Chief Financial Officer
AUTHORIZED REPRESENTATIVE IN THE UNITED STATES
Pursuant to the requirement of the Securities Act, the undersigned, the duly undersigned representative in the United States of Montauk Eagle LLC, has signed this registration statement in the City of Stamford, State of Connecticut, on March 24, 2023.

EAGLE BULK (DELAWARE) LLC By: Eagle Bulk Shipping Inc., its Sole Member
By:	/s/ Frank De Costanzo
Name:	Frank De Costanzo
Title:	Chief Financial Officer

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut, on March 24, 2023.

MYSTIC EAGLE LLC By: Eagle Bulk Ultraco LLC, its Sole Member By: Eagle Bulk Shipping Inc., its Sole Member
By:	/s/ Frank De Costanzo
Name:	Frank De Costanzo
Title:	Chief Financial Officer
AUTHORIZED REPRESENTATIVE IN THE UNITED STATES
Pursuant to the requirement of the Securities Act, the undersigned, the duly undersigned representative in the United States of Mystic Eagle LLC, has signed this registration statement in the City of Stamford, State of Connecticut, on March 24, 2023.

EAGLE BULK (DELAWARE) LLC By: Eagle Bulk Shipping Inc., its Sole Member
By:	/s/ Frank De Costanzo
Name:	Frank De Costanzo
Title:	Chief Financial Officer

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut, on March 24, 2023.

NEW LONDON EAGLE LLC By: Eagle Bulk Ultraco LLC, its Sole Member By: Eagle Bulk Shipping Inc., its Sole Member
By:	/s/ Frank De Costanzo
Name:	Frank De Costanzo
Title:	Chief Financial Officer
AUTHORIZED REPRESENTATIVE IN THE UNITED STATES
Pursuant to the requirement of the Securities Act, the undersigned, the duly undersigned representative in the United States of New London Eagle LLC, has signed this registration statement in the City of Stamford, State of Connecticut, on March 24, 2023.

EAGLE BULK (DELAWARE) LLC By: Eagle Bulk Shipping Inc., its Sole Member
By:	/s/ Frank De Costanzo
Name:	Frank De Costanzo
Title:	Chief Financial Officer

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut, on March 24, 2023.

NEWPORT EAGLE LLC By: Eagle Bulk Ultraco LLC, its Sole Member By: Eagle Bulk Shipping Inc., its Sole Member
By:	/s/ Frank De Costanzo
Name:	Frank De Costanzo
Title:	Chief Financial Officer
AUTHORIZED REPRESENTATIVE IN THE UNITED STATES
Pursuant to the requirement of the Securities Act, the undersigned, the duly undersigned representative in the United States of Newport Eagle LLC, has signed this registration statement in the City of Stamford, State of Connecticut, on March 24, 2023.

EAGLE BULK (DELAWARE) LLC By: Eagle Bulk Shipping Inc., its Sole Member
By:	/s/ Frank De Costanzo
Name:	Frank De Costanzo
Title:	Chief Financial Officer

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut, on March 24, 2023.

NIGHTHAWK SHIPPING LLC By: Eagle Bulk Ultraco LLC, its Sole Member By: Eagle Bulk Shipping Inc., its Sole Member
By:	/s/ Frank De Costanzo
Name:	Frank De Costanzo
Title:	Chief Financial Officer
AUTHORIZED REPRESENTATIVE IN THE UNITED STATES
Pursuant to the requirement of the Securities Act, the undersigned, the duly undersigned representative in the United States of Nighthawk Shipping LLC, has signed this registration statement in the City of Stamford, State of Connecticut, on March 24, 2023.

EAGLE BULK (DELAWARE) LLC By: Eagle Bulk Shipping Inc., its Sole Member
By:	/s/ Frank De Costanzo
Name:	Frank De Costanzo
Title:	Chief Financial Officer

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut, on March 24, 2023.

ORIOLE SHIPPING LLC By: Eagle Bulk Ultraco LLC, its Sole Member By: Eagle Bulk Shipping Inc., its Sole Member
By:	/s/ Frank De Costanzo
Name:	Frank De Costanzo
Title:	Chief Financial Officer
AUTHORIZED REPRESENTATIVE IN THE UNITED STATES
Pursuant to the requirement of the Securities Act, the undersigned, the duly undersigned representative in the United States of Oriole Shipping LLC, has signed this registration statement in the City of Stamford, State of Connecticut, on March 24, 2023.

EAGLE BULK (DELAWARE) LLC By: Eagle Bulk Shipping Inc., its Sole Member
By:	/s/ Frank De Costanzo
Name:	Frank De Costanzo
Title:	Chief Financial Officer

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut, on March 24, 2023.

OSLO EAGLE LLC By: Eagle Bulk Ultraco LLC, its Sole Member By: Eagle Bulk Shipping Inc., its Sole Member
By:	/s/ Frank De Costanzo
Name:	Frank De Costanzo
Title:	Chief Financial Officer
AUTHORIZED REPRESENTATIVE IN THE UNITED STATES
Pursuant to the requirement of the Securities Act, the undersigned, the duly undersigned representative in the United States of Oslo Eagle LLC, has signed this registration statement in the City of Stamford, State of Connecticut, on March 24, 2023.

EAGLE BULK (DELAWARE) LLC By: Eagle Bulk Shipping Inc., its Sole Member
By:	/s/ Frank De Costanzo
Name:	Frank De Costanzo
Title:	Chief Financial Officer

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut, on March 24, 2023.

OWL SHIPPING LLC By: Eagle Bulk Ultraco LLC, its Sole Member By: Eagle Bulk Shipping Inc., its Sole Member
By:	/s/ Frank De Costanzo
Name:	Frank De Costanzo
Title:	Chief Financial Officer
AUTHORIZED REPRESENTATIVE IN THE UNITED STATES
Pursuant to the requirement of the Securities Act, the undersigned, the duly undersigned representative in the United States of Owl Shipping LLC, has signed this registration statement in the City of Stamford, State of Connecticut, on March 24, 2023.

EAGLE BULK (DELAWARE) LLC By: Eagle Bulk Shipping Inc., its Sole Member
By:	/s/ Frank De Costanzo
Name:	Frank De Costanzo
Title:	Chief Financial Officer

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut, on March 24, 2023.

PETREL SHIPPING LLC By: Eagle Bulk Ultraco LLC, its Sole Member By: Eagle Bulk Shipping Inc., its Sole Member
By:	/s/ Frank De Costanzo
Name:	Frank De Costanzo
Title:	Chief Financial Officer
AUTHORIZED REPRESENTATIVE IN THE UNITED STATES
Pursuant to the requirement of the Securities Act, the undersigned, the duly undersigned representative in the United States of Petrel Shipping LLC, has signed this registration statement in the City of Stamford, State of Connecticut, on March 24, 2023.

EAGLE BULK (DELAWARE) LLC By: Eagle Bulk Shipping Inc., its Sole Member
By:	/s/ Frank De Costanzo
Name:	Frank De Costanzo
Title:	Chief Financial Officer

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut, on March 24, 2023.

PUFFIN SHIPPING LLC By: Eagle Bulk Ultraco LLC, its Sole Member By: Eagle Bulk Shipping Inc., its Sole Member
By:	/s/ Frank De Costanzo
Name:	Frank De Costanzo
Title:	Chief Financial Officer
AUTHORIZED REPRESENTATIVE IN THE UNITED STATES
Pursuant to the requirement of the Securities Act, the undersigned, the duly undersigned representative in the United States of Puffin Shipping LLC, has signed this registration statement in the City of Stamford, State of Connecticut, on March 24, 2023.

EAGLE BULK (DELAWARE) LLC By: Eagle Bulk Shipping Inc., its Sole Member
By:	/s/ Frank De Costanzo
Name:	Frank De Costanzo
Title:	Chief Financial Officer

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut, on March 24, 2023.

ROADRUNNER SHIPPING LLC By: Eagle Bulk Ultraco LLC, its Sole Member By: Eagle Bulk Shipping Inc., its Sole Member
By:	/s/ Frank De Costanzo
Name:	Frank De Costanzo
Title:	Chief Financial Officer
AUTHORIZED REPRESENTATIVE IN THE UNITED STATES
Pursuant to the requirement of the Securities Act, the undersigned, the duly undersigned representative in the United States of Roadrunner Shipping LLC, has signed this registration statement in the City of Stamford, State of Connecticut, on March 24, 2023.

EAGLE BULK (DELAWARE) LLC By: Eagle Bulk Shipping Inc., its Sole Member
By:	/s/ Frank De Costanzo
Name:	Frank De Costanzo
Title:	Chief Financial Officer

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut, on March 24, 2023.

ROTTERDAM EAGLE LLC By: Eagle Bulk Ultraco LLC, its Sole Member By: Eagle Bulk Shipping Inc., its Sole Member
By:	/s/ Frank De Costanzo
Name:	Frank De Costanzo
Title:	Chief Financial Officer
AUTHORIZED REPRESENTATIVE IN THE UNITED STATES
Pursuant to the requirement of the Securities Act, the undersigned, the duly undersigned representative in the United States of Rotterdam Eagle LLC, has signed this registration statement in the City of Stamford, State of Connecticut, on March 24, 2023.

EAGLE BULK (DELAWARE) LLC By: Eagle Bulk Shipping Inc., its Sole Member
By:	/s/ Frank De Costanzo
Name:	Frank De Costanzo
Title:	Chief Financial Officer

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut, on March 24, 2023.

ROWAYTON EAGLE LLC By: Eagle Bulk Ultraco LLC, its Sole Member By: Eagle Bulk Shipping Inc., its Sole Member
By:	/s/ Frank De Costanzo
Name:	Frank De Costanzo
Title:	Chief Financial Officer
AUTHORIZED REPRESENTATIVE IN THE UNITED STATES
Pursuant to the requirement of the Securities Act, the undersigned, the duly undersigned representative in the United States of Rowayton Eagle LLC, has signed this registration statement in the City of Stamford, State of Connecticut, on March 24, 2023.

EAGLE BULK (DELAWARE) LLC By: Eagle Bulk Shipping Inc., its Sole Member
By:	/s/ Frank De Costanzo
Name:	Frank De Costanzo
Title:	Chief Financial Officer

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut, on March 24, 2023.

SANDPIPER SHIPPING LLC By: Eagle Bulk Ultraco LLC, its Sole Member By: Eagle Bulk Shipping Inc., its Sole Member
By:	/s/ Frank De Costanzo
Name:	Frank De Costanzo
Title:	Chief Financial Officer
AUTHORIZED REPRESENTATIVE IN THE UNITED STATES
Pursuant to the requirement of the Securities Act, the undersigned, the duly undersigned representative in the United States of Sandpiper Shipping LLC, has signed this registration statement in the City of Stamford, State of Connecticut, on March 24, 2023.

EAGLE BULK (DELAWARE) LLC By: Eagle Bulk Shipping Inc., its Sole Member
By:	/s/ Frank De Costanzo
Name:	Frank De Costanzo
Title:	Chief Financial Officer

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut, on March 24, 2023.

SANKATY EAGLE LLC By: Eagle Bulk Ultraco LLC, its Sole Member By: Eagle Bulk Shipping Inc., its Sole Member
By:	/s/ Frank De Costanzo
Name:	Frank De Costanzo
Title:	Chief Financial Officer
AUTHORIZED REPRESENTATIVE IN THE UNITED STATES
Pursuant to the requirement of the Securities Act, the undersigned, the duly undersigned representative in the United States of Sankaty Eagle LLC, has signed this registration statement in the City of Stamford, State of Connecticut, on March 24, 2023.

EAGLE BULK (DELAWARE) LLC By: Eagle Bulk Shipping Inc., its Sole Member
By:	/s/ Frank De Costanzo
Name:	Frank De Costanzo
Title:	Chief Financial Officer

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut, on March 24, 2023.

SANTOS EAGLE LLC By: Eagle Bulk Ultraco LLC, its Sole Member By: Eagle Bulk Shipping Inc., its Sole Member
By:	/s/ Frank De Costanzo
Name:	Frank De Costanzo
Title:	Chief Financial Officer
AUTHORIZED REPRESENTATIVE IN THE UNITED STATES
Pursuant to the requirement of the Securities Act, the undersigned, the duly undersigned representative in the United States of Santos Eagle LLC, has signed this registration statement in the City of Stamford, State of Connecticut, on March 24, 2023.

EAGLE BULK (DELAWARE) LLC By: Eagle Bulk Shipping Inc., its Sole Member
By:	/s/ Frank De Costanzo
Name:	Frank De Costanzo
Title:	Chief Financial Officer

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut, on March 24, 2023.

SHANGHAI EAGLE LLC By: Eagle Bulk Ultraco LLC, its Sole Member By: Eagle Bulk Shipping Inc., its Sole Member
By:	/s/ Frank De Costanzo
Name:	Frank De Costanzo
Title:	Chief Financial Officer
AUTHORIZED REPRESENTATIVE IN THE UNITED STATES
Pursuant to the requirement of the Securities Act, the undersigned, the duly undersigned representative in the United States of Shanghai Eagle LLC, has signed this registration statement in the City of Stamford, State of Connecticut, on March 24, 2023.

EAGLE BULK (DELAWARE) LLC By: Eagle Bulk Shipping Inc., its Sole Member
By:	/s/ Frank De Costanzo
Name:	Frank De Costanzo
Title:	Chief Financial Officer

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut, on March 24, 2023.

SINGAPORE EAGLE LLC By: Eagle Bulk Ultraco LLC, its Sole Member By: Eagle Bulk Shipping Inc., its Sole Member
By:	/s/ Frank De Costanzo
Name:	Frank De Costanzo
Title:	Chief Financial Officer
AUTHORIZED REPRESENTATIVE IN THE UNITED STATES
Pursuant to the requirement of the Securities Act, the undersigned, the duly undersigned representative in the United States of Singapore Eagle LLC, has signed this registration statement in the City of Stamford, State of Connecticut, on March 24, 2023.

EAGLE BULK (DELAWARE) LLC By: Eagle Bulk Shipping Inc., its Sole Member
By:	/s/ Frank De Costanzo
Name:	Frank De Costanzo
Title:	Chief Financial Officer

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut, on March 24, 2023.

SKUA SHIPPING LLC By: Eagle Bulk Shipco LLC, its Sole Member By: Eagle Bulk Shipping Inc., its Sole Member
By:	/s/ Frank De Costanzo
Name:	Frank De Costanzo
Title:	Chief Financial Officer
AUTHORIZED REPRESENTATIVE IN THE UNITED STATES
Pursuant to the requirement of the Securities Act, the undersigned, the duly undersigned representative in the United States of Skua Shipping LLC, has signed this registration statement in the City of Stamford, State of Connecticut, on March 24, 2023.

EAGLE BULK (DELAWARE) LLC By: Eagle Bulk Shipping Inc., its Sole Member
By:	/s/ Frank De Costanzo
Name:	Frank De Costanzo
Title:	Chief Financial Officer

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut, on March 24, 2023.

SOUTHPORT EAGLE LLC By: Eagle Bulk Ultraco LLC, its Sole Member By: Eagle Bulk Shipping Inc., its Sole Member
By:	/s/ Frank De Costanzo
Name:	Frank De Costanzo
Title:	Chief Financial Officer
AUTHORIZED REPRESENTATIVE IN THE UNITED STATES
Pursuant to the requirement of the Securities Act, the undersigned, the duly undersigned representative in the United States of Southport Eagle LLC, has signed this registration statement in the City of Stamford, State of Connecticut, on March 24, 2023.

EAGLE BULK (DELAWARE) LLC By: Eagle Bulk Shipping Inc., its Sole Member
By:	/s/ Frank De Costanzo
Name:	Frank De Costanzo
Title:	Chief Financial Officer

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut, on March 24, 2023.

STAMFORD EAGLE LLC By: Eagle Bulk Ultraco LLC, its Sole Member By: Eagle Bulk Shipping Inc., its Sole Member
By:	/s/ Frank De Costanzo
Name:	Frank De Costanzo
Title:	Chief Financial Officer
AUTHORIZED REPRESENTATIVE IN THE UNITED STATES
Pursuant to the requirement of the Securities Act, the undersigned, the duly undersigned representative in the United States of Stamford Eagle LLC, has signed this registration statement in the City of Stamford, State of Connecticut, on March 24, 2023.

EAGLE BULK (DELAWARE) LLC By: Eagle Bulk Shipping Inc., its Sole Member
By:	/s/ Frank De Costanzo
Name:	Frank De Costanzo
Title:	Chief Financial Officer

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut, on March 24, 2023.

STELLAR EAGLE SHIPPING LLC By: Eagle Bulk Ultraco LLC, its Sole Member By: Eagle Bulk Shipping Inc., its Sole Member
By:	/s/ Frank De Costanzo
Name:	Frank De Costanzo
Title:	Chief Financial Officer
AUTHORIZED REPRESENTATIVE IN THE UNITED STATES
Pursuant to the requirement of the Securities Act, the undersigned, the duly undersigned representative in the United States of Stellar Eagle Shipping LLC, has signed this registration statement in the City of Stamford, State of Connecticut, on March 24, 2023.

EAGLE BULK (DELAWARE) LLC By: Eagle Bulk Shipping Inc., its Sole Member
By:	/s/ Frank De Costanzo
Name:	Frank De Costanzo
Title:	Chief Financial Officer

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut, on March 24, 2023.

STOCKHOLM EAGLE LLC By: Eagle Bulk Ultraco LLC, its Sole Member By: Eagle Bulk Shipping Inc., its Sole Member
By:	/s/ Frank De Costanzo
Name:	Frank De Costanzo
Title:	Chief Financial Officer
AUTHORIZED REPRESENTATIVE IN THE UNITED STATES
Pursuant to the requirement of the Securities Act, the undersigned, the duly undersigned representative in the United States of Stockholm Eagle LLC, has signed this registration statement in the City of Stamford, State of Connecticut, on March 24, 2023.

EAGLE BULK (DELAWARE) LLC By: Eagle Bulk Shipping Inc., its Sole Member
By:	/s/ Frank De Costanzo
Name:	Frank De Costanzo
Title:	Chief Financial Officer

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut, on March 24, 2023.

STONINGTON EAGLE LLC By: Eagle Bulk Ultraco LLC, its Sole Member By: Eagle Bulk Shipping Inc., its Sole Member
By:	/s/ Frank De Costanzo
Name:	Frank De Costanzo
Title:	Chief Financial Officer
AUTHORIZED REPRESENTATIVE IN THE UNITED STATES
Pursuant to the requirement of the Securities Act, the undersigned, the duly undersigned representative in the United States of Stonington Eagle LLC, has signed this registration statement in the City of Stamford, State of Connecticut, on March 24, 2023.

EAGLE BULK (DELAWARE) LLC By: Eagle Bulk Shipping Inc., its Sole Member
By:	/s/ Frank De Costanzo
Name:	Frank De Costanzo
Title:	Chief Financial Officer

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut, on March 24, 2023.

SYDNEY EAGLE LLC By: Eagle Bulk Ultraco LLC, its Sole Member By: Eagle Bulk Shipping Inc., its Sole Member
By:	/s/ Frank De Costanzo
Name:	Frank De Costanzo
Title:	Chief Financial Officer
AUTHORIZED REPRESENTATIVE IN THE UNITED STATES
Pursuant to the requirement of the Securities Act, the undersigned, the duly undersigned representative in the United States of Sydney Eagle LLC, has signed this registration statement in the City of Stamford, State of Connecticut, on March 24, 2023.

EAGLE BULK (DELAWARE) LLC By: Eagle Bulk Shipping Inc., its Sole Member
By:	/s/ Frank De Costanzo
Name:	Frank De Costanzo
Title:	Chief Financial Officer

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut, on March 24, 2023.

TERN SHIPPING LLC By: Eagle Bulk Shipco LLC, its Sole Member By: Eagle Bulk Shipping Inc., its Sole Member
By:	/s/ Frank De Costanzo
Name:	Frank De Costanzo
Title:	Chief Financial Officer
AUTHORIZED REPRESENTATIVE IN THE UNITED STATES
Pursuant to the requirement of the Securities Act, the undersigned, the duly undersigned representative in the United States of Tern Shipping LLC, has signed this registration statement in the City of Stamford, State of Connecticut, on March 24, 2023.

EAGLE BULK (DELAWARE) LLC By: Eagle Bulk Shipping Inc., its Sole Member
By:	/s/ Frank De Costanzo
Name:	Frank De Costanzo
Title:	Chief Financial Officer

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut, on March 24, 2023.

TOKYO EAGLE LLC By: Eagle Bulk Holdco LLC, its Sole Member By: Eagle Bulk Shipping Inc., its Sole Member
By:	/s/ Frank De Costanzo
Name:	Frank De Costanzo
Title:	Chief Financial Officer
AUTHORIZED REPRESENTATIVE IN THE UNITED STATES
Pursuant to the requirement of the Securities Act, the undersigned, the duly undersigned representative in the United States of Tokyo Eagle LLC, has signed this registration statement in the City of Stamford, State of Connecticut, on March 24, 2023.

EAGLE BULK (DELAWARE) LLC By: Eagle Bulk Shipping Inc., its Sole Member
By:	/s/ Frank De Costanzo
Name:	Frank De Costanzo
Title:	Chief Financial Officer

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut, on March 24, 2023.

VALENCIA EAGLE LLC By: Eagle Bulk Holdco LLC, its Sole Member By: Eagle Bulk Shipping Inc., its Sole Member
By:	/s/ Frank De Costanzo
Name:	Frank De Costanzo
Title:	Chief Financial Officer
AUTHORIZED REPRESENTATIVE IN THE UNITED STATES
Pursuant to the requirement of the Securities Act, the undersigned, the duly undersigned representative in the United States of Valencia Eagle LLC, has signed this registration statement in the City of Stamford, State of Connecticut, on March 24, 2023.

EAGLE BULK (DELAWARE) LLC By: Eagle Bulk Shipping Inc., its Sole Member
By:	/s/ Frank De Costanzo
Name:	Frank De Costanzo
Title:	Chief Financial Officer

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut, on March 24, 2023.

VANCOUVER EAGLE LLC By: Eagle Bulk Holdco LLC, its Sole Member By: Eagle Bulk Shipping Inc., its Sole Member
By:	/s/ Frank De Costanzo
Name:	Frank De Costanzo
Title:	Chief Financial Officer
AUTHORIZED REPRESENTATIVE IN THE UNITED STATES
Pursuant to the requirement of the Securities Act, the undersigned, the duly undersigned representative in the United States of Vancouver Eagle LLC, has signed this registration statement in the City of Stamford, State of Connecticut, on March 24, 2023.

EAGLE BULK (DELAWARE) LLC By: Eagle Bulk Shipping Inc., its Sole Member
By:	/s/ Frank De Costanzo
Name:	Frank De Costanzo
Title:	Chief Financial Officer

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut, on March 24, 2023.

WESTPORT EAGLE LLC By: Eagle Bulk Ultraco LLC, its Sole Member By: Eagle Bulk Shipping Inc., its Sole Member
By:	/s/ Frank De Costanzo
Name:	Frank De Costanzo
Title:	Chief Financial Officer
AUTHORIZED REPRESENTATIVE IN THE UNITED STATES
Pursuant to the requirement of the Securities Act, the undersigned, the duly undersigned representative in the United States of Westport Eagle LLC, has signed this registration statement in the City of Stamford, State of Connecticut, on March 24, 2023.

EAGLE BULK (DELAWARE) LLC By: Eagle Bulk Shipping Inc., its Sole Member
By:	/s/ Frank De Costanzo
Name:	Frank De Costanzo
Title:	Chief Financial Officer